Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
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AUDACY, INC., et al.,	§ §	Case No. 24-90004 (CML)
	§	(Jointly Administered)
Debtors.[1]	§
§

ORDER APPROVING DEBTORS’ DISCLOSURE STATEMENT AND

CONFIRMING DEBTORS’ JOINT PREPACKAGED PLAN OF REORGANIZATION

[Relates to Docket Nos. 23, 24 and 25]

WHEREAS, on January 7, 2024 (the “Petition Date”), the Debtors filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code and commenced their chapter 11 cases (the “Chapter 11 Cases”) in this United States Bankruptcy Court for the Southern District of Texas (this “Court”) and filed their proposed Disclosure Statement for the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated January 4, 2024 [Docket No. 25] (the “Disclosure Statement”) and the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated January 4, 2024 [Docket No. 24] (as may be amended, modified, or supplemented, the “Plan”).2

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Audacy (the “Case Website”). The location of the Debtors’ corporate headquarters and service address for purposes of these chapter 11 cases is: 2400 Market Street, 4th Fl, Philadelphia, PA 19103.

[2]	Capitalized terms used herein and not otherwise defined have the meanings set forth in the Plan, and if not defined in the Plan, then as defined in the Disclosure Statement.

WHEREAS, prior to the Petition Date, the Debtors solicited votes to accept or reject the Plan from Holders of Class 4 First Lien Claims and Holders of Class 5 Second Lien Notes Claims (each a “Voting Class” and, together, the “Voting Classes”).

WHEREAS, as attested by Stephenie Kjontvedt in the Certificate of Service [Docket No. 157] (the “Kjontvedt Certificate of Service”), prior to the Petition Date, on January 5, 2024, Epiq Corporate Restructuring, LLC, the Debtors’ claims, noticing and solicitation agent (the “Solicitation Agent”) commenced solicitation of votes from members of the Voting Classes by transmitting copies of the solicitation package containing:

(a)

the Disclosure Statement (served via a weblink), and a Ballot for Holders in Class 4 (First Lien Claims) For Voting to Accept or Reject the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Class 4 Ballot”) customized for each holder, via electronic mail to the holders of the Class 4 First Lien Claims listed on Exhibit 8 thereto;

(b)

the Disclosure Statement (served via a weblink), the Beneficial Holder Ballot for Holders in Class 5 (Second Lien Notes Claims) For Voting to Accept or Reject Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Class 5 Beneficial Holder Ballot”), the Master Ballot for Holders in Class 5 (Second Lien Notes Claims) For Voting to Accept or Reject Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code (the “Class 5 Master Ballot,” and together with the Class 5 Beneficial Holder Ballot, the “Class 5 Ballots,” and the Class 5 Ballots together with the Class 4 Ballot, the “Ballots”), the Letter to: All Holders of Second Lien Notes Claims in Class 5, from Latham and Watkins LLP (the “Class 5 Cover Letter”), via electronic mail to the to the banks, brokers, agents, and other nominees (each a “Nominee”) of the Class 5 Second Lien Notes Claims on Exhibit 9 thereto; and

(c)

the Disclosure Statement (served on a flash drive, with a flash drive contents memo), Class 5 Cover Letter, Class 5 Beneficial Ballot, and Class 5 Master Ballot, via next business day service to the Nominees of the Class 5 Second Lien Notes Claims listed on Exhibit 10 attached thereto, with instructions and with sufficient quantities to distribute the aforementioned documents to the beneficial owners of the Class 5 Second Lien Notes Claims.

WHEREAS, after holding a hearing on January 8, 2024 to consider, among other things, the Debtors’ Solicitation Motion3, this Court entered its Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Fixing Deadline to Object to Disclosure Statement and Plan; (III) Approving (A) Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline, and (C) Notice of Non-Voting Status and Opt Out Opportunity; (IV) Conditionally Approving Disclosure Statement; (V) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (VI) Granting Related Relief [Docket No. 82] (the “Solicitation Order”) which, among other things, (a) approved the solicitation procedures

[3]

The Debtors’ Emergency Motion for Entry of an Order (I) Scheduling Combined Hearing on (A) Adequacy of Disclosure Statement and (B) Confirmation of Plan; (II) Fixing Deadline to Object to Disclosure Statement and Plan; (III) Approving (A) Solicitation Procedures, (B) Form and Manner of Notice of Commencement, Combined Hearing, and Objection Deadline, and (C) Notice of Non-Voting Status and Opt Out Opportunity; (IV) Conditionally Approving Disclosure Statement; (V) Conditionally (A) Directing the United States Trustee Not to Convene Section 341 Meeting of Creditors and (B) Waiving Requirement of Filing Statements of Financial Affairs and Schedules of Assets and Liabilities; and (VI) Granting Related Relief [Docket No. 23] (the “Solicitation Motion”).

with respect to the Plan, including the forms of Ballots, and voting instructions contained therein, and the Class 5 Cover Letter; (b) approved the form and manner of the Non-Voting Notice and Opt-Out Form (each as defined below); (c) approved the form and manner of the Combined Notice (as defined below), the Combined Hearing (as defined below), and the Objection Deadline (as defined in the Solicitation Motion); and (d) conditionally approved the Disclosure Statement.

WHEREAS, as attested by Stephenie Kjontvedt in the Kjontvedt Certificate of Service [Docket No. 157], on January 9, 2024, the Solicitation Agent transmitted (as further described in the Kjontvedt Certificate of Service):

(a)

the Notice of (I) Commencement of Prepackaged Case Under Chapter 11 of the Bankruptcy Code, (II) Combined Hearing on the Disclosure Statement, Confirmation of the Prepackaged Chapter 11 Plan, and Related Matters, and (III) Objection Deadlines and Summary of Prepackaged Chapter 11 Plan (the “Combined Notice”) and the Order Granting Complex Chapter 11 Bankruptcy Case Treatment [Docket No. 51] (the “Complex Case Order”) via electronic mail and/or first class mail to the holders of the Class 4 First Lien Claims;

(b)	the Combined Notice and Complex Case Order via electronic mail to the Nominees of Class 5 Second Lien Notes Claims;

(c)

the Combined Notice and Complex Case Order via next business day service to the Nominees of Class 5 Second Lien Notes Claims, with instructions and sufficient quantities to distribute the aforementioned documents to the beneficial owners of the Class 5 Second Lien Notes Claims;

(d)

the Combined Notice, Complex Case Order, and the Notice of (A) Non-Voting Status to Non-Affiliate Holders or Potential Holders of (I) Unimpaired Claims Conclusively Presumed to Accept the Plan and (II) Impaired Claims or Equity Interests Conclusively Deemed to Reject the Plan and (B) Opportunity for Holders of Claims and Equity Interests to Opt Out of the Third Party Release (the “Non-Voting Notice and Opt-Out Form”) via electronic mail and/or first class mail to the Registered Holders of Class 10 Existing Parent Equity Interests;

(e)	the Combined Notice, Complex Case Order, and Non-Voting Notice and Opt-Out Form via electronic mail to the Nominees of Class 10 Existing Parent Equity Interests; and

(f)

the Combined Notice, Complex Case Order, and Non-Voting Notice and Opt-Out Form via electronic mail and/or next business day service to the Nominees of the Class 10 Existing Parent Equity Interests, with instructions and sufficient quantities to distribute the aforementioned documents to the beneficial owners of the Class 10 Existing Parent Equity Interests.

WHEREAS, as attested by Stephenie Kjontvedt in the Kjontvedt Certificate of Service [Docket No. 157], between January 10, 2024 and January 16, 2024, the Solicitation Agent transmitted the Solicitation Order (excluding exhibits) via electronic mail and first class mail to Holders of Class 4 First Lien Claims; and via electronic mail and next business day service to the Nominees of Class 5 Second Lien Notes Claims, together with sufficient quantities and instructions to serve the beneficial owners of the Class 5 Claims; and to the Depository Trust Company (via legalandtaxnotices@dtcc.com), each as further described in the Kjontvedt Certificate of Service.

WHEREAS, as attested by Hugo Suarez in the Certificate of Service [Docket No. 168] (the “Suarez Certificate of Service”), on January 11, 2024, the Solicitation Agent transmitted (as further described in the Suarez Certificate of Service) the Non-Voting Notice and Opt-Out Form to those parties that the Debtors believe may be Holders of Claims in Classes 1, 2, 3, 6, and 7.

WHEREAS, on January 16, 2024, the Debtors published the Combined Notice in USA Today, as attested to in the Verification of Publication filed with this Court on January 17, 2024 [Docket No. 149] (the “Verification of Publication”).

WHEREAS, on February 5, 2024, the Debtors filed their Notice of Filing of Plan Supplement for the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and its Affiliate Debtors under Chapter 11 of the Bankruptcy Code, together with certain Plan Supplement Documents [Docket No. 216].

WHEREAS, on February 16, 2024, the Solicitation Agent filed the Declaration of Stephenie Kjontvedt of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Ballots Cast on the Debtors’ Chapter 11 Plan [Docket No. 270] (the “Kjontvedt Declaration”), attesting to the results of the tabulation of all Ballots received by the Solicitation Agent from Holders of Class 4 First Lien Claims and Holders of Class 5 Second Lien Notes Claims.

WHEREAS, on February 16, 2024, the Debtors filed the Debtors’ Memorandum of Law in Support of (I) Approval of the Disclosure Statement and (II) Confirmation of the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code [Docket No. 273] (the “Confirmation Brief”).

WHEREAS, a hearing to consider the Debtors’ compliance with the Bankruptcy Code’s disclosure requirements and confirmation of the Plan was held before this Court on February 20, 2024 (the “Combined Hearing”).

NOW, THEREFORE, based upon this Court’s review of the Disclosure Statement, Plan, the Plan Supplement, the briefs, affidavits and declarations submitted in support of confirmation of the Plan, including, without limitation, (i) the Confirmation Brief, (ii) the Declaration of Heath C. Gray (FTI Consulting, Inc.) in Support of Confirmation of the Debtors’ Chapter 11 Plan [Docket No. 272] (the “Gray Confirmation Declaration”), and (iii) the Declaration of William Evarts (PJT Partners, Inc.) in Support of the Debtors’ Chapter 11 Plan [Docket No. 271] (the “Evarts Confirmation Declaration” and together with the Gray Confirmation Declaration, the “Confirmation Declarations”), and upon all of the evidence proffered or adduced at, and arguments of counsel made at the Combined Hearing, and upon the entire record of these Chapter 11 Cases, and after due deliberation thereon, THIS COURT HEREBY FINDS AND CONCLUDES THAT:

I.	Findings of Fact; Conclusions of Law

A. The findings and conclusions set forth herein and in the record of the Combined Hearing constitute this Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

II.	Jurisdiction; Venue; Core Proceeding

B. This Court has jurisdiction over the Chapter 11 Cases pursuant to section 1334 of title 28 of the United States Code. Venue is proper before this Court pursuant to sections 1408 and 1409 of title 28 of the United States Code. Final approval of the Disclosure Statement and confirmation of the Plan are core proceedings pursuant to section 157(b)(2) of title 28 of the United States Code. This Court has jurisdiction to enter a final order determining that the Disclosure Statement and the Plan comply with all of the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively.

III.	Eligibility for Relief; Proper Plan Proponents

C. The Debtors were and are eligible for relief under section 109 of the Bankruptcy Code and the Debtors were and are proper plan proponents under section 1121(a) of the Bankruptcy Code.

IV.	Commencement and Joint Administration of the Chapter 11 Cases

D. On the Petition Date, each of the above-captioned Debtors commenced a voluntary case under chapter 11 of the Bankruptcy Code. By prior order of this Court, the Chapter 11 Cases have been consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 45]. Since the Petition Date, the Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No official statutory committee, trustee or examiner has been appointed in the Chapter 11 Cases.

V.	Judicial Notice

E. This Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the clerk of this Court, including, without limitation, all pleadings and other documents filed and orders entered thereon. This Court also takes judicial notice of all hearing transcripts, evidence proffered or adduced and all arguments made at the hearings held before this Court during the pendency of these Chapter 11 Cases.

VI.	Burden of Proof

F. The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for confirmation of the Plan.

VII.	Transmittal and Mailing of Materials; Notice

G. As evidenced by the Kjontvedt Certificate of Service and the Suarez Certificate of Service, due, timely, adequate and sufficient notice of the Disclosure Statement, the Plan, the Plan Supplement, the Combined Hearing, the opportunity to opt out of the Third Party Release, and other dates and deadlines described in the Solicitation Order, together with all deadlines for voting to accept or reject the Plan as well as objecting to the Disclosure Statement and the Plan, has been given in substantial compliance with this Court’s orders, all applicable Bankruptcy Rules, and all other applicable rules, laws, and regulations, and no other or further notice is or shall be required. All parties in interest had the opportunity to appear and be heard at the Combined Hearing, and no other or further notice is required.

H. The Debtors published the Combined Notice in USA Today, in substantial compliance with the Solicitation Order and Bankruptcy Rule 2002(l), as evidenced by the Verification of Publication [Docket No. 149].

VIII.	Solicitation

I. Votes for acceptance and rejection of the Plan were solicited in good faith and in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, all other applicable provisions of the Bankruptcy Code and all other applicable rules, laws, and regulations. Specifically, the Disclosure Statement, the Plan, the Combined Notice, the Ballots and other materials constituting the solicitation materials approved by this Court in the Solicitation Order, were transmitted to and served on all Holders of Claims in the Voting Classes, and the solicitation materials (not including Ballots) were also provided to the key parties in interest in the Chapter 11 Cases, in compliance with section 1125 of the Bankruptcy Code, the Bankruptcy Rules and the Solicitation Order. The Combined Notice and the Non-Voting Notice and Opt-Out Form were provided to non-Affiliate Holders or potential Holders of Claims and Equity Interests in Non-

Voting Classes. Such transmittal and service were adequate and sufficient, and no other or further notice is or shall be required. All procedures used to distribute the solicitation materials and other notices and documents described in the Solicitation Order were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules and all other applicable rules, laws, and regulations. The period during which the Debtors solicited acceptances to the Plan was a reasonable and adequate period of time and the manner of such solicitation was an appropriate process for creditors to have made an informed decision to vote to accept or reject the Plan.

J. Each of the Debtors, the Exculpated Parties, and the Released Parties, and each of their respective Related Parties, have acted fairly, in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code, and in a manner consistent with the Disclosure Statement and in compliance with the Bankruptcy Code, the Bankruptcy Rules, and all other applicable rules, laws, and regulations in connection with all of their respective activities relating to support and consummation of the Plan, including the negotiation, execution, delivery, and performance of the Restructuring Support Agreement, the solicitation and tabulation of votes on the Plan, the participation in the offer, issuance, sale or purchase of any security offered or sold under the Plan, and the activities described in section 1125 of the Bankruptcy Code, as applicable, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code.

K. Each of the Debtors, the Exculpated Parties, and the Released Parties, and each of their respective Related Parties, have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(g), with regard to the offering, issuance, and distribution of recoveries under the Plan and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan, so long as such distributions are made consistent with and pursuant to the Plan.

L. The solicitation of votes on the Plan complied with the Solicitation Procedures (as defined in the Solicitation Motion), was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Solicitation Order, and applicable non-bankruptcy law. To the extent that the Debtors’ prepetition solicitation was deemed to constitute an offer of new securities, such solicitation is exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration prior to the offering, issuance, distribution, or sale of securities to the maximum extent permitted by law, in accordance with, and pursuant to section 4(a)(2), Regulation D and/or Regulation S of the Securities Act, as applicable to any recipient deemed an offeree. Specifically, section 4(a)(2) and Regulation D of the Securities Act create an exemption from the registration requirements under the Securities Act for transactions not involving a “public offering,” and Regulation S creates an exemption from the registration requirements under the Securities Act for offerings deemed to be executed outside of the United States. 15 U.S.C. § 77d(a)(2); 17 C.F.R. § 230.501 et seq.; 17 C.F.R. § 230.901 et seq. The Debtors have complied with the requirements of section 4(a)(2), Regulation D and Regulation S of the Securities Act (as applicable), in order to address the scenario where the prepetition solicitation of acceptances would be deemed a private placement of securities. The prepetition solicitation was made only to those Holders of Class 4 First Lien Claims and Class 5 Second Lien Notes Claims who certified that they were (i) located inside the United States and were (a) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa (as amended, the “Securities Act”)) or (b) an “accredited investor” (as defined in Rule 501(a) of Regulation D of the Securities Act) or (ii) located outside the United States and were persons other than “U.S. persons” (as defined in Rule 902 under the Securities Act).

IX.	Adequacy of Disclosure Statement

M. The Disclosure Statement (i) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable non-bankruptcy rules, laws, and regulations, including the Securities Act, and (ii) contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is hereby approved on a final basis in all respects.

X.	Vote Certification

N. Before the Combined Hearing, the Debtors filed the Kjontvedt Declaration, attesting to the results of the tabulation of all Ballots received by the Solicitation Agent from Holders of Class 4 First Lien Claims and Holders of Class 5 Second Lien Notes Claims. All procedures used to tabulate the Ballots were fair and conducted in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Solicitation Order, and all other applicable rules, laws and regulations.

O. As evidenced by the Kjontvedt Declaration, Class 4 First Lien Claims voted unanimously to accept the Plan.

P. As evidenced by the Kjontvedt Declaration, Class 5 Second Lien Notes Claims voted unanimously to accept the Plan.

XI.	Bankruptcy Rule 3016

Q. The Plan is dated and identifies the Entities submitting it, thereby satisfying Bankruptcy Rule 3016(a). The filing of the Disclosure Statement with the clerk of this Court satisfied Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Plan and Disclosure Statement describe, in bold font and with specific and conspicuous language, all acts to be enjoined and identify the Entities that will be subject to the injunction, thereby satisfying Bankruptcy Rule 3016(c).

XII.	Adequate Assurance

R. The Debtors have cured, or provided adequate assurance that the Reorganized Debtors will cure, defaults (if any) under or relating to each of the contracts and leases that are being assumed by the Debtors pursuant to the Plan. The Debtors also have provided adequate assurance of the Reorganized Debtors’ future performance under such contracts and leases.

XIII.	Valuation

S. The Debtors’ Valuation Analysis included as Exhibit F to the Disclosure Statement and the estimated enterprise value, as described therein, is reasonable, proposed in good faith, and supported by the Confirmation Declarations and the evidence presented at or prior to the Combined Hearing. All parties in interest have been given the opportunity to challenge the Valuation Analysis. The Valuation Analysis (i) is reasonable, persuasive, and credible as of the date such analysis was prepared, presented, or proffered, and (ii) uses reasonable and appropriate methodologies and assumptions.

XIV.	Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code

(i)	Section 1122 and 1123(a)(1)—Proper Classification.

T. The classification of Claims and Equity Interests under the Plan is proper under the Bankruptcy Code. Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Equity Interests into ten Classes, based on differences in the legal nature or priority of such Claims and Equity Interests (other than Administrative Claims, Postpetition Securitization Program Claims, DIP Claims, Priority Tax

Claims, and statutory fees, which are addressed in Article II of the Plan and which have not been classified in accordance with section 1123(a)(1) of the Bankruptcy Code). Valid business, factual and legal reasons exist for the separate classification of the various Classes of Claims and Equity Interests created under the Plan, the classifications were not done for any improper purpose, and the creation of such Classes does not unfairly discriminate between or among Holders of Claims or Equity Interests. As required by section 1122(a) of the Bankruptcy Code, each Class of Claims and Equity Interests contains only Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests within that Class.

(ii)	Section 1123(a)—Compliance.

U. In accordance with section 1123(a) of the Bankruptcy Code, this Court finds and concludes that the Plan: (a) designates Classes of Claims and Equity Interests, other than Claims of a kind specified in sections 507(a)(2) and 507(a)(8) of the Bankruptcy Code; (b) specifies Classes of Claims and Equity Interests that are not Impaired under the Plan; (c) specifies the treatment of Classes of Claims and Equity Interests that are Impaired under the Plan; (d) provides the same treatment for each Claim or Equity Interest of a particular Class, unless the Holder of a particular Claim or Equity Interest agrees to less favorable treatment of their respective Claim or Equity Interest; (e) provides for adequate means for the Plan’s implementation; (f) prohibits the issuance of non-voting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code; and (g) contains only provisions that are consistent with the interests of Holders of Claims and Equity Interests and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors on and after the Effective Date. Therefore, the Plan satisfies the requirements of section 1123(a) of the Bankruptcy Code.

(iii)	Section 1123(b)—Discretionary Contents of the Plan.

V. The Plan contains various provisions that may be construed as discretionary but are not required for confirmation under the Bankruptcy Code. As set forth below, such discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent in any way with the applicable provisions of the Bankruptcy Code. As a result thereof, the requirements of section 1123(b) of the Bankruptcy Code have been satisfied.

(A)	Section 1123(b)(1)-(2)—Claims and Equity Interests; Executory Contracts and Unexpired Leases.

W. Pursuant to sections 1123(b)(1) and 1123(b)(2) of the Bankruptcy Code, respectively, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Equity Interests, and Article VI of the Plan provides for the assumption or rejection of the Executory Contracts and Unexpired Leases of the Debtors not previously assumed or rejected pursuant to section 365 of the Bankruptcy Code and appropriate authorizing orders of this Court.

(B)	Section 1123(b)(3)—Release, Exculpation, Third-Party Release, Injunction and Preservation of Claims Provisions

X. Releases by the Debtors. The release of Claims and Causes of Action by the Debtors, the Reorganized Debtors, and each of their Related Parties, and their Estates described in Article X.B.1 of the Plan (the “Debtor Release”) is a necessary and important aspect of the Plan. The Debtor Release is based on sound business judgment, is in the best interests of the Debtors, the Estates, and all holders of Claims and Equity Interests, is fair, equitable, and reasonable, and is acceptable pursuant to the standards that courts in this district generally apply. Each Released Party played an integral role in the Chapter 11 Cases and made substantial concessions that underpin the consensual resolution reached in these Chapter 11 Cases and embodied in the Plan that will allow the Debtors to expeditiously exit bankruptcy and continue their operations, and/or may be unwilling to support the Plan without the Debtor Release. Additionally, the Plan, including the Debtor Release, was vigorously negotiated by sophisticated entities that were represented by able counsel and financial advisors.

Y. Exculpation. The Exculpation described in Article X.E of the Plan is appropriate under applicable law because it is part of a Plan, has been proposed in good faith, was vital to the Plan formulation process and is appropriately limited in scope. The Exculpation, including its carve-out for fraud, gross negligence, willful misconduct or criminal conduct, is consistent with established practice in this jurisdiction.

Z. Releases by Holders of Claims and Equity Interests. The release of Claims and Causes of Action by Holders of Claims and Equity Interests described in Article X.B.2 of the Plan, including the release of non-Debtors (the “Third Party Release”), is an important aspect of the Plan. The Third Party Release is designed to provide finality for the Released Parties with respect to such parties’ respective obligations under the Plan. The Ballots and the Non-Voting Notice and Opt-Out Form were served by the Solicitation Agent on behalf of the Debtors as described in the Kjontvedt Certificate of Service and the Suarez Certificate of Service. The Ballots and the Non-Voting Notice and Opt-Out Form clearly direct Holders of Claims or Equity Interests to Article X of the Plan for further information about the Third Party Release and how to opt-out of the voluntary Third Party Release. Thus, Holders of Claims or Equity Interests were given due and adequate notice that they would be consenting to the Third Party Release by choosing not to opt out of the Third Party Release, as applicable. The Third Party Release is appropriate, important to the success of the Plan and consistent with established practice in this jurisdiction and others. The provisions of the Plan, including the Third Party Release, were vigorously negotiated prepetition, and the Debtors’ key stakeholders are unwilling to support the Plan without the Third Party Release.

AA. Further, the Third Party Release was provided in exchange for significant consideration. First, the Ad Hoc First Lien Group and Ad Hoc Second Lien Group engaged with the Debtors in good faith, and spent significant time and effort negotiating the terms of the Restructuring Support Agreement and the Plan. Members of the Ad Hoc First Lien Group agreed to enter into the DIP Credit Agreement with the Debtors and Exit Term Loan Facility with the Reorganized Debtors, both of which they were not obligated to do, and which are critical to the Debtors’ successful reorganization. The Ad Hoc First Lien Group and Ad Hoc Second Lien Group further agreed to equitize the majority of their pre-petition claims in order to facilitate the Debtors’ emergence from chapter 11 and provide a framework for a consensual reorganization. Moreover, certain members of the Ad Hoc First Lien Group agreed to backstop the DIP Facility and the Exit Term Loan Facility, in each case, on the terms and conditions set forth in the DIP Credit Agreement and the Exit Term Loan Credit Agreement. And the Ad Hoc First Lien Group and Ad Hoc Second Lien Group both consented to the Debtors’ use of cash collateral and agreed to a Plan structure that avoids litigation that would have been extremely costly and disruptive to the Debtors’ Estates. With respect to Holders of Claims or Equity Interests that elected not to opt out of the Third Party Release, such parties agreed to the release of any and all of their claims against the Released Parties. Finally, the Debtors’ directors and officers, and their employees more broadly, spent countless hours on double-duty during this process, driving the Debtors’ smooth transition into chapter 11 and imminent emergence after a successful balance sheet restructuring. In short, the contributions, concessions, and efforts by the Released Parties in formulating the Plan and putting the Debtors on a path for success fully support approving the Third Party Release.

BB. Injunction. The injunction provision set forth in Article X.F of the Plan is necessary to preserve and enforce the release, exculpation and discharge provisions set forth in Article X of the Plan and is narrowly tailored to achieve that purpose.

CC. Each of the release, exculpation, discharge and injunction provisions set forth in the Plan: (a) is within the jurisdiction of this Court under 28 U.S.C. §§ 1334(a), 1334(b), and 1334(d); (b) is an essential means of implementing the Plan pursuant to section 1123(a)(6) of the Bankruptcy Code; (c) is an integral element of the transactions incorporated into the Plan; (d) confers material benefits on, and is in the best interests of, the Debtors, their Estates and the Holders of Claims and Equity Interests; (e) is important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Chapter 11 Cases with respect to the Debtors; and (f) is consistent with sections 105, 1123, 1129 of the Bankruptcy Code, and other applicable provisions of the Bankruptcy Code. The record of the Combined Hearing and the Chapter 11 Cases is sufficient to support the release, exculpation, third-party release, discharge and injunction provisions contained in Article X of the Plan.

DD. Preservation and Reservation of Causes of Action. Article V.Q of the Plan appropriately provides for the preservation by the Debtors of the Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. The provisions regarding Causes of Action in the Plan are appropriate and are in the best interests of the Debtors, their Estates and Holders of Claims and Equity Interests.

XV.	Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code

EE. The Debtors, as proponents of the Plan, have complied with all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, including sections 1123, 1125, and 1126 of the Bankruptcy Code and Bankruptcy Rules 3017, 3018 and 3019. As a result thereof, the requirements of section 1129(a)(2) of the Bankruptcy Code have been satisfied.

(i)	Section 1129(a)(3)—Proposal of Plan in Good Faith.

FF. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself and the process leading to its formulation. The good faith of each of the entities who negotiated the Plan is evident from the facts and records of the Chapter 11 Cases and the record of the Combined Hearing and other proceedings held in the Chapter 11 Cases. The Plan is the product of arm’s-length negotiations among the Debtors, the Ad Hoc First Lien Group, and the Ad Hoc Second Lien Group and their respective professionals. The Plan itself, and the process leading to its formulation, provide independent evidence of the good faith of the entities who negotiated the Plan, serve the public interest and assure fair treatment of Holders of Claims and Equity Interests. The Debtors, the Ad Hoc First Lien Group, and the Ad Hoc Second Lien Group negotiated the terms and provisions of the Plan with the legitimate and honest purposes of maximizing the value of the Debtors’ estates for the benefit of all stakeholders and of emerging from bankruptcy with a capital structure that will permit the Debtors to satisfy their obligations. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to reorganize and emerge from bankruptcy with a capital structure that will allow them to satisfy their obligations while maintaining sufficient liquidity and capital resources.

GG. Based on the record before this Court in the Chapter 11 Cases: (a) the Debtors; (b) the Consenting First Lien Lenders; (c) the Consenting Second Lien Noteholders; (d) the First Lien Agent; (e) the Second Lien Indenture Trustee; (f) the DIP Agent; (g) the DIP Lenders; (h) the DIP Backstop Parties; (i) the Exit Backstop Parties; (j) the Securitization Program Parties; (k) the Distribution Agents (l) the Solicitation Agent; and (m) all of the foregoing Entities’ Related Parties, as of or after the Petition Date have acted in good faith and will continue to act in good faith if they proceed to: (i) consummate the Plan and the agreements, including without limitation the agreements contained in the Plan Supplement (as may be amended or modified in accordance with the Plan and this Confirmation Order), settlements, transactions and transfers contemplated thereby; and (ii) take the actions approved, authorized and directed by this Confirmation Order.

(ii)	Section 1129(a)(4)—Bankruptcy Court

Approval of Certain Payments as Reasonable.

HH. The procedures set forth in the Plan for this Court’s review and ultimate determination of the fees and expenses to be paid by the Debtors in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code. As a result thereof, the requirements of section 1129(a)(4) of the Bankruptcy Code have been satisfied.

(iii)	Section 1129(a)(5)—Disclosure of Identity of Proposed

Management, Compensation of Insiders and Consistency of

Management Proposals with the Interests of Creditors and Public Policy.

II. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors have disclosed in advance of the Combined Hearing the process by which individuals who will serve on the New Board will be chosen. On the Effective Date, the New Board shall consist of seven (7) members as determined in accordance with the Restructuring Support Agreement. The Debtors’ existing officers will remain as officers until the Effective Date and as contemplated by the Restructuring Support Agreement. No directors of the Reorganized Debtors shall have been affiliated with the Debtors prior to the Confirmation Date other than David Field, whose appointment was disclosed in the Restructuring Support Agreement. These appointments are consistent with public policy and the interests of creditors and future equity holders. After the Confirmation Date and before the Effective Date, the Debtors’ current directors, including its current independent directors and corresponding independent governance committee, will continue to serve on the Debtors’ board of directors. Accordingly, the Debtors have sufficiently satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code.

(iv)	Section 1129(a)(6)—No Rate Changes.

JJ. In accordance with section 1129(a)(6) of the Bankruptcy Code, this Court finds and concludes that the Plan does not provide for any rate changes over which a governmental regulatory commission has jurisdiction. Therefore, section 1129(a)(6) of the Bankruptcy Code is not applicable.

(v)	Section 1129(a)(7)—Best Interests of Holders of Claims and Equity Interests.

KK. The Liquidation Analysis included as Exhibit D to the Disclosure Statement and the other evidence related thereto that was proffered or adduced at or prior to the Combined Hearing: (a) are reasonable, persuasive and credible; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that, with respect to each Impaired Class, each Holder of an Allowed Claim or Equity Interest in such Class has voted to accept the Plan or will receive under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date, that is not less than the amount such Holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

(vi)	Section 1129(a)(8)—Conclusive Presumption of Acceptance by

Unimpaired Classes; Acceptance of the Plan by Each Voting Class.

LL. Classes 1, 2, 3 and 6 are composed of Unimpaired Claims and are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code.

MM. Classes 4 and 5 are composed of Impaired Claims that have voted to accept the Plan.

NN. Classes 7, 8, 9 and 10 are Classes of Impaired Claims and Equity Interests that are deemed to reject the Plan (together, and to the extent Impaired under the Plan, the “Deemed Rejecting Classes”). However, the Holders of Claims and Equity Interests in Class 8 – Intercompany Claims and Class 9 –Intercompany Interests are Affiliates of the Debtors; and, as described further below, the Debtors can confirm the Plan over the deemed rejection of Class 7 510(b) Claims and Class 10 Existing Parent Equity Interests.

(vii)	Section 1129(a)(9)—Treatment of Claims Entitled

to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

OO. Allowed Administrative Claims, Allowed Postpetition Securitization Program Claims, Allowed DIP Claims, Allowed Priority Tax Claims, and statutory fees are Unimpaired under Article II of the Plan. As a result thereof, the requirements of section 1129(a)(9) of the Bankruptcy Code with respect to such Claims have been satisfied.

(viii)	Section 1129(a)(10)—Acceptance by at Least One Impaired Class.

PP. As set forth in the Kjontvedt Declaration, Classes 4 and 5 have voted to accept the Plan. As such, at least one Class of Claims that is Impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. As a result thereof, the requirements of section 1129(a)(10) of the Bankruptcy Code have been satisfied.

(ix)	Section 1129(a)(11)—Feasibility of the Plan.

QQ. The evidence proffered or adduced at, or prior to, the Combined Hearing in connection with the feasibility of the Plan, including the Financial Projections included as Exhibit E to the Disclosure Statement, (i) is reasonable, persuasive and credible, (ii) establishes that the Plan is feasible and that there is a reasonable prospect of the Reorganized Debtors being able to meet their financial obligations under the Plan and in the ordinary course of business, and that Confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (iii) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan. As a result thereof, the requirements of section 1129(a)(11) of the Bankruptcy Code have been satisfied.

(x)	Section 1129(a)(12)—Payment of Bankruptcy Fees.

RR. The Plan provides that all fees due and payable pursuant to section 1930 of chapter 123 of the Judicial Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable. As a result thereof, the requirements of section 1129(a)(12) of the Bankruptcy Code have been satisfied.

(xi)	Section 1129(a)(13)—Retiree Benefits.

SS. Section 1129(a)(13) of the Bankruptcy Code requires a plan to provide for retiree benefits at levels established pursuant to section 1114 of the Bankruptcy Code. The Plan does not propose to modify any retiree benefits and Article VI.F provides that the Specified Employee Plans shall be assumed. As a result, section 1114’s requirement that the Debtors “shall timely pay and shall not modify any retiree benefits” is satisfied and, therefore, section 1129(a)(13) of the Bankruptcy Code is satisfied.

(xii)	Sections 1129(a)(14), (15), and (16)—

Domestic Support Obligations; Unsecured Claims

Against Individual Debtors; Transfers by Nonprofit Organizations.

TT. None of the Debtors have domestic support obligations, are individuals or are nonprofit organizations. Therefore, sections 1129(a)(14), (15), and (16) of the Bankruptcy Code do not apply to the Chapter 11 Cases.

(iv)	Section 1129(b)—No Unfair Discrimination; Fair and Equitable.

UU. The Plan has been accepted by the Voting Classes; however, it is deemed to be rejected by the Deemed Rejecting Classes.

VV. Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Plan may be confirmed despite the fact that the Deemed Rejecting Classes have not accepted the Plan because the Plan meets the “cramdown” requirements for confirmation under section 1129(b) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code with respect to Deemed Rejecting Classes, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Plan does not discriminate unfairly and is fair and equitable with respect to the Deemed Rejecting Classes. No Class of Claims or Equity Interests junior to the Deemed Rejecting Classes will receive or retain any property on account of their Claims or Equity Interests, and no Class of Claims or Equity Interests senior to the Deemed Rejecting Classes is receiving more than full payment on account of the Claims and Equity Interests in such Class. The Plan therefore is fair and equitable, does not discriminate unfairly with respect to any of these Classes, and complies with section 1129(b) of the Bankruptcy Code.

(xiii)	Section 1129(c)—Only One Plan.

WW. Other than the Plan (including any previous versions thereof), which Plan constitutes a separate chapter 11 plan for each of the Debtors, no other plan has been filed in the Chapter 11 Cases. As a result thereof, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

(xiv)	Section 1129(d)—Principal Purpose of the Plan Is Not Avoidance of Taxes.

XX. No governmental unit has requested that this Court refuse to confirm the Plan on the grounds that the principal purpose of the Plan is the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. As evidenced by its terms, the principal purpose of the Plan is not such avoidance. As a result thereof, the requirements of section 1129(d) of the Bankruptcy Code have been satisfied.

(xv)	Section 1129(e)—Not a Small Business Case.

YY. None of the Chapter 11 Cases are small business cases, as that term is defined in the Bankruptcy Code, and accordingly, section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

XVI.	Satisfaction of Confirmation Requirements

ZZ. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Combined Hearing, the Plan satisfies the requirements for confirmation set forth in section 1129 of the Bankruptcy Code.

XVII.	Disclosure: Agreements and Other Documents

AAA. The Debtors have disclosed all material facts regarding: (a) the Restructuring Documents, (b) the adoption of the New Governance Documents, or similar constituent documents; (c) the process for selection of directors and officers for the Reorganized Debtors; (d) Exit Term Loan Facility Credit Documents; (e) the Exit Securitization Program Documents; (f) the Warrants Agreements; (g) the Plan Supplement Documents (including but not limited to the Equity Allocation Mechanism); (h) the distributions to be made in accordance with the Plan; (i) the terms, issuance, and distribution of the Plan Securities, which are duly authorized, and validly issued; (j) the adoption, execution and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Reorganized Debtors; and (k) the adoption, execution and delivery of all contracts, leases, instruments, releases, indentures and other agreements related to any of the foregoing.

XVIII.	Transfers by the Debtors; Vesting of Assets

BBB. All transfers of property of the Debtors, including, but not limited to, the issuance and distribution of the Plan Securities, shall be free and clear of all Liens, charges, Claims, encumbrances and other interests of creditors, except as expressly provided in the Plan. Except as otherwise provided in the Plan or this Confirmation Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with the Plan, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all property in each Estate, all Causes of Action (except those released by the Debtors pursuant to the Plan or otherwise) and any property acquired by any of the Debtors pursuant to the Plan (other than Claims or Causes of Action subject to the Debtor Release, the Professional Fee Escrow Account and any rejected Executory Contracts and/or Unexpired Leases) shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges or interests of creditors, other encumbrances, subject to the Restructuring Transactions and Liens that survive the occurrence of the Effective Date as described in Article III of the Plan. Such vesting does not constitute a voidable transfer under the Bankruptcy Code or applicable non-bankruptcy law. Each distribution and issuance of Plan Securities under the Plan shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

XIX.	Implementation

CCC. All documents and agreements necessary to implement the Plan, including those contained in the Plan Supplement, have been negotiated in good faith, at arm’s-length, and are in the best interests of the Debtors and the Reorganized Debtors and shall, upon completion of documentation and execution, be valid, binding and enforceable documents and agreements not in conflict with any federal or state law.

XX.	Approval of the Exit Term Loan Credit Documents

DDD. The Exit Term Loan Facility is an essential element of the Plan, necessary for confirmation and consummation of the Plan, and critical to the overall success and feasibility of the Plan. Entry into and consummation of the transactions contemplated by the Exit Term Loan Credit Documents are in the best interests of the Debtors, the Debtors’ Estates and Holders of Claims and Equity Interests and are approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Term Loan Credit Documents and have provided sufficient and adequate notice of the Exit Term Loan Credit Documents. The Debtors or the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating thereto and to perform their obligations thereunder, including, without limitation, obligations relating to the payment or reimbursement of any fees, expenses, losses, damages, or indemnities. The terms and conditions of the Exit Term Loan Credit Documents have been negotiated in good faith, at arm’s-length, are fair and reasonable and are approved. The Exit Term Loan Credit Documents shall, upon execution, be valid, binding and enforceable and shall not be in conflict with any federal or state law. Entry of this Confirmation Order constitutes approval of the Exit Term Loan Facility and all related documentation in accordance with the terms of the Plan and applicable Plan Supplement Documents.

EEE. Further, each of the Backstop Fee and the Commitment Fee (each as defined in the Exit Term Loan Credit Agreement) constitutes an actual and necessary cost and expense to preserve the Debtors’ estates and is reasonable and warranted on the terms set forth in the Plan and Plan Supplement Documents in light of, among other things, (i) the significant benefit to the Debtors’ estates of having committed exit financing on the Confirmation Date to facilitate the Debtors’ ability to pursue a cost-efficient pre-packaged Plan that funds Allowed General Unsecured Claims in full and maximizes the value of the estates, (ii) the substantial time, effort, and costs incurred by the Exit Backstop Parties in negotiating and documenting the Restructuring Support Agreement and the Plan, and (iii) the substantial benefit provided to the Debtors’ estates by ensuring the funding of the Debtors’ exit from bankruptcy and the Reorganized Debtors’ post-Effective Date operations. Subject to the occurrence of the Effective Date and the provision of the First-Out Exit Term Loans, the terms and conditions of the Backstop Fee and Commitment Fee are satisfied and earned as of the entry of this Confirmation Order. The amount of the Backstop Fee and the Commitment Fee are bargained-for and integral parts of the Restructuring Transactions contemplated under the Plan.

XXI.	Approval of the Exit Securitization Program Documents

FFF. The Exit Securitization Program is an essential element of the Plan, necessary for confirmation and consummation of the Plan, and critical to the overall success and feasibility of the Plan. Entry into and consummation of the transactions contemplated by the Exit Securitization Program Documents are in the best interests of the Debtors, the Debtors’ Estates and Holders of Claims and Equity Interests and are approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the Exit Securitization Program Documents and have provided sufficient and adequate notice of the Exit Securitization Program Documents. The Debtors or the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating thereto and to perform their obligations thereunder, including, without limitation, obligations relating to the payment or reimbursement of any fees, expenses, losses, damages, or indemnities. The terms and conditions of the Exit Securitization Program Documents have been negotiated in good faith, at arm’s-length, are fair and reasonable and are approved. The Exit Securitization Program Documents shall, upon execution, be valid, binding and enforceable and shall not be in conflict with any federal or state law.

XXII.	Approval of the Warrants Agreements

GGG. The New Second Lien Warrants and Special Warrants are essential elements of the Plan, necessary for confirmation and consummation of the Plan, critical to the overall success and feasibility of the Plan, and, with respect to the Special Warrants, compliance with applicable law. Entry into the Special Warrants Agreement and the New Second Lien Warrants Agreement are in the best interests of the Debtors, the Debtors’ Estates and Holders of Claims and Equity Interests and are approved in all respects. The Debtors have exercised reasonable business judgment in determining to enter into the Warrants Agreements and have provided sufficient and adequate notice of the Warrants Agreements. The Debtors or the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order or approval of this Court, to execute and deliver all agreements, documents, instruments and certificates relating thereto and to perform their obligations thereunder. The terms and conditions of the Warrants Agreements have been negotiated in good faith, at arm’s-length, are fair and reasonable and are approved. The Warrants Agreements shall, upon the Effective Date, be valid, binding and enforceable and do not conflict with any federal or state law.

XXIII.	Plan Supplement

HHH. The filing and notice of the Plan Supplement (including any amendments, modifications or supplements thereto) were proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, all other applicable laws, rules, and regulations, and no other or further notice is or shall be required. All documents included in the Plan Supplement are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the Restructuring Support Agreement, the Debtors are authorized to alter, amend, update, modify, or supplement the Plan Supplement before the Effective Date and the Plan Supplement Documents as filed as of the Effective Date shall be expressly incorporated into the Plan and this Confirmation Order as binding on the Reorganized Debtors and all applicable parties in interest. All parties were provided due, adequate, and sufficient notice of the Plan Supplement, and the filing of any further supplements thereto will provide due, adequate, and sufficient notice thereof.

XXIV.	Modifications to the Plan

III. To the extent this Confirmation Order contains modifications to the Plan, such modifications were made to address technical or clarifying changes, objections and informal comments received from various parties in interest. All modifications to the Plan that have been made are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Combined Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for confirmation.

XXV.	Implementation of Other Necessary Documents and Agreements

JJJ. All other documents and agreements necessary to implement the Plan, including, without limitation, those contained in the Plan Supplement, are in the best interests of the Debtors, the Reorganized Debtors and Holders of Claims and Equity Interests and have been negotiated in good faith and at arm’s-length. The Debtors have exercised reasonable business judgment in determining to enter into all such documents and agreements and have provided sufficient and adequate notice of such documents and agreements. The terms and conditions of such documents and agreements are fair and reasonable and are approved. The Debtors or the Reorganized Debtors, as applicable, are authorized, without any further notice to or action, order, or approval of this Court, to execute and deliver all such agreements, documents, instruments and certificates relating thereto and perform their obligations thereunder.

XXVI.	Executory Contracts and Unexpired Leases

KKK. The Debtors have exercised reasonable business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases as set forth in Article VI of the Plan, the Plan Supplement, this Confirmation Order or otherwise. Each assumption or rejection of an Executory Contract or Unexpired Lease in accordance with Article VI of the Plan, the Plan Supplement, this Confirmation Order or otherwise shall be legal, valid, and binding upon the applicable Debtor and all non-Debtor counterparties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption or rejection had been authorized and effectuated pursuant to a separate order of this Court that was entered pursuant to section 365 of the Bankruptcy Code prior to Confirmation.

XXVII.	The Reorganized Debtors Will Not Be Insolvent or Left with Unreasonably Small Capital

LLL. As of the occurrence of the Effective Date and after taking into account the transactions contemplated by the Plan: (a) the present fair value of the property of the Reorganized Debtors and the cash flow generated by such assets will be not less than the amount that will be required to pay the probable liabilities on the Reorganized Debtors’ then-existing debts as they become absolute and matured; and (b) the Reorganized Debtors’ capital will not be unreasonably small in relation to their business or any contemplated or undertaken transaction.

XXVIII.	Disclosure of Facts

MMM. The Debtors have disclosed all material facts regarding the Plan, and the adoption, execution, and implementation of the other matters provided for under the Plan involving corporate action to be taken by or required of the Debtors.

XXIX.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date

NNN. Each of the conditions precedent to the Effective Date, as set forth in Article IX.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article IX.B of the Plan.

ORDER

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. Confirmation. The Plan and Plan Supplement (as such may be amended by this Confirmation Order or in accordance with the Plan, and which amendments are hereby incorporated into and constitute a part of the Plan) and each of the provisions thereof, as may be modified by this Confirmation Order, are confirmed in each and every respect pursuant to section 1129 of the Bankruptcy Code. This Confirmation Order approves the Plan Supplement, including the documents contained therein as may be amended through and including the Effective Date. The documents contained in the Plan Supplement, and any amendments, modifications and supplements thereto, and all documents and agreements related thereto (including all exhibits and attachments thereto), and the execution, delivery and performance thereof by the Debtors or the Reorganized Debtors, as applicable, are hereby authorized and approved upon entry of this Confirmation Order. Without any further notice to or action, order or approval of this Court, the Debtors, the Reorganized Debtors and their successors are authorized and empowered to make all modifications to all documents included as part of the Plan Supplement that are consistent with and subject to the Plan. As set forth in the Plan, once finalized and executed, the documents comprising the Plan Supplement and all other documents contemplated by the Plan (whether to occur before, on, or after the Effective Date) shall constitute legal, valid, binding and authorized rights and obligations of the respective parties thereto, enforceable in accordance with their terms and, to the extent applicable, shall create, as of the Effective Date, all Liens and other security interests purported to be created thereby.

2. Disclosure Statement Approved. The Disclosure Statement (i) contains adequate information of a kind generally consistent with the disclosure requirements of all applicable non-bankruptcy law, including the Securities Act, (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved in all respects on a final basis.

3. Objections. Based upon the record of the Combined Hearing and the Chapter 11 Cases, any objections to entry of this Confirmation Order and final approval of the Disclosure Statement, whether formal or informal, that have not been consensually resolved or withdrawn are overruled on the merits pursuant to this Confirmation Order.

4. Compromise of Controversies. For the reasons stated herein, the Plan constitutes a good faith, arm’s-length compromise and settlement of all Claims and Equity Interests and or controversies relating to the rights that a holder of a Claim or Equity Interest, or any assignees thereof, may have with respect to any Allowed Claim or Allowed Equity Interest or any distribution to be made or obligation to be incurred pursuant to the Plan, and the entry of this Confirmation Order constitutes approval of all such compromises and settlements.

5. Binding Effect; Federal Rule of Civil Procedure 62(a). Immediately upon the entry of this Confirmation Order: (a) this Confirmation Order and the provisions of the Plan, including the Plan Supplement, shall be binding upon (i) the Debtors, (ii) the Reorganized Debtors, (iii) all Holders of Claims against and Equity Interests in the Debtors, whether or not Impaired under the Plan and whether or not, if Impaired, such Holders accepted the Plan, (iv) each Person acquiring property under the Plan, (v) any other party-in-interest, (vi) any Person making an appearance in these Chapter 11 Cases, and (vii) each of the foregoing’s respective heirs, successors, assigns, trustees, executors, administrators, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, or guardians; and (b) the Debtors are authorized to consummate the Plan immediately upon entry of this Confirmation Order in accordance with the terms of the Plan.

6. Appointment of Board of Directors of Reorganized Debtors. Upon the Effective Date, the New Board shall take office and replace the then-existing boards of directors or similar governing body of Reorganized Parent. All members of such existing board shall cease to hold office or have any authority on and after the Effective Date to the extent not expressly included in the roster of the New Board.

7. Effectuating Documents; Further Transactions. On and after the Effective Date, the Debtors and the Reorganized Debtors and the officers and members of the New Board are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan, the corporate actions and transactions contemplated under the Plan, and the securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations or consents except for those expressly required pursuant to the Plan, the Restructuring Support Agreement, or the New Governance Documents.

8. DIP Election Mechanism. The DIP-to-Exit Election Form attached as Exhibit 1-A to the Debtors’ Emergency Motion for Entry of an Order (I) Establishing Procedures for Compliance With FCC Media and Foreign Ownership Requirements and (II) Granting Related Relief [Docket No. 27-1] (the “FCC Procedures Order”), and the DIP-to-Exit Election procedures established therein (the “DIP Election Mechanism”) are essential components of the Debtors’ Plan, are fair and reasonable, and comply with the Bankruptcy Code. This Confirmation Order constitutes final approval of the DIP-to-Exit Election Form and the DIP Election Mechanism.

9. Entry of this Confirmation Order also constitutes final approval of the DIP-to-Exit Equity Distribution to be distributed to Electing DIP Lenders. The distribution on the Effective Date of the DIP-to-Exit Equity Distribution is fair and reasonable, complies with the Bankruptcy Code, and is an essential component of the Debtors’ Plan. The DIP-to-Exit Equity Distribution constitutes an actual and necessary cost and expense to preserve the Debtors’ estates and is reasonable and warranted on the terms set forth in the Plan in light of, among other things, (i) the necessity to induce lenders to provide funding to the Debtors on a post-Effective Date basis; (ii) the significant benefit provided to the Debtors’ estates by the committed financing to fund the Debtors’ proposed chapter 11 plan after the Effective Date and (iii) the substantial benefit provided to the Debtors’ estates by the Electing DIP Lenders who are agreeing to equitize their secured DIP Claims to facilitate the Debtors’ exit from bankruptcy and convert those DIP Claims into Exit Term Loans to help fund the Reorganized Debtors’ post-Effective Date operations. As of the date of entry of this Confirmation Order, the terms and conditions of the DIP-to-Exit Equity Distribution have been fully satisfied by the Electing DIP Lenders, the DIP-to-Exit Equity Distributions have been fully earned, and the amount of the DIP-to-Exit Equity Distribution is a bargained for and integral part of the Restructuring Transactions contemplated under the Plan.

10. Equity Allocation Mechanism. The Equity Allocation Mechanism contained in the Plan Supplement (as the same may be amended or modified in accordance with the Plan) is an essential component of the Debtors’ Plan, is fair and reasonable, and complies with the Bankruptcy Code. Entry of this Confirmation Order constitutes approval of the Equity Allocation Mechanism.

11. Findings of Fact and Conclusions of Law. The findings of fact and the conclusions of law stated in this Confirmation Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the proceeding by Bankruptcy Rule 9014. To the extent any finding of fact shall be determined to be a conclusion of law, it shall be so deemed, and to the extent any conclusion of law shall be determined to be a finding of fact, it shall be so deemed.

12. Incorporation by Reference. The terms of the Plan, the Plan Supplement and the exhibits and schedules thereto are incorporated by reference into, and are an integral part of, this Confirmation Order. The terms of the Plan, the documents contained in the Plan Supplement, all exhibits thereto, and all other relevant and necessary documents, shall be effective and binding as of the Effective Date.

13. Plan Classifications Controlling. The classification of Claims and Equity Interests for purposes of distributions made under the Plan shall be governed solely by the terms of the Plan. The classifications set forth on the Ballots tendered to or returned by the creditors in connection with voting on the Plan (a) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan, (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of such Claims under the Plan for distribution purposes and (c) shall not be binding on the Debtors.

14. Cancellation of Securities and Agreements. On the Effective Date, except as otherwise specifically provided for in the Plan or this Confirmation Order: all notes, stock, instruments, certificates, credit agreements and other agreements and documents evidencing or relating to the First Lien Claims, the Second Lien Notes Claims, any Impaired Claim and/or the Existing Parent Equity Interests, shall be canceled and the obligations of (i) the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person or Entity, and (ii) the Second Lien Indenture Trustee shall be discharged and its duties deemed satisfied except (to the extent applicable) with respect to such Second Lien Indenture Trustee serving as the Distribution Agent with respect to the applicable Second Lien Notes Claims; provided that the First Lien Credit Documents and the Second Lien Notes Documents shall continue in effect for the limited purpose of allowing Holders of Claims thereunder to receive, and allowing and preserving the rights of the First Lien Agent, and the Second Lien Indenture Trustee or other applicable Distribution Agent thereunder to make (or cause to be made), distributions under the Plan. Except to the extent otherwise provided in the Plan and the Restructuring Documents, upon completion of all such distributions, the First Lien Credit Documents and the Second Lien Notes Documents and any and all notes, securities and instruments issued in connection therewith shall terminate completely without further notice or action and be deemed surrendered. For the avoidance of doubt, nothing in this paragraph shall apply to or affect or impair the Exit Term Loan Facility Credit Documents or the Exit Securitization Program Documents, which shall be in full force and effect as of and after the Effective Date. Notwithstanding Confirmation or the occurrence of the Effective Date, except as otherwise provided herein or in the Plan, only such provisions that, by their express terms, survive the termination or the satisfaction and discharge of the First Lien Credit Documents and the Second Lien Notes Documents, as applicable, shall survive the occurrence of the Effective Date, including the rights of the First Lien Agent and the Second Lien Indenture Trustee to assert, pursue and be paid with respect to any charging liens, expense reimbursement, indemnification, and similar amounts.

15. Exit Term Loan Facility Credit Documents. Entry of this Confirmation Order constitutes approval of the First-Out Exit Term Loans and the Second-Out Exit Term Loans (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred and fees paid by the Debtors or the Reorganized Debtors in connection therewith). Specifically, entry of this Confirmation Order constitutes approval of the Backstop Fee and the Commitment Fee (each as defined in the Exit Term Loan Facility Credit Agreement) payable to the Exit Backstop Parties in Cash on the Effective Date. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Term Loan Facility Credit Documents and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the Exit Term Loan Facility Credit Documents). In addition to the Backstop Fee and the Commitment Fee that are approved upon entry of this Confirmation Order, on the Effective Date, the Exit Term Loan Facility Credit Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the Reorganized Debtors, enforceable in accordance with their respective terms and such indebtedness and obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, this Confirmation Order or on account of the Confirmation or Consummation of the Plan.

16. On the Effective Date, all of the Liens and security interests to be granted in accordance the Exit Term Loan Credit Documents: (a) shall be deemed to be granted; (b) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Term Loan Credit Documents; (c) shall be deemed automatically perfected on the Effective Date (without any further action being required by the parties to the Exit Term Loan Credit Documents, the Debtors, the Reorganized Debtors, or the applicable lenders or agents) having the priority set forth in the Exit Term Loan Credit Documents and subject only to such Liens and security interests as may be permitted under the Exit Term Loan Credit Documents and the Exit Securitization Program Documents; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Debtors, the Reorganized Debtors, and the agents and lenders under the Exit Term Loan Documents, are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that, in respect of the Debtors or the Reorganized Debtors, perfection shall occur automatically on the Effective Date by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required with respect to the Debtors or the Reorganized Debtors) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

17. On and as of the Effective Date, all Electing DIP Lenders and Holders of Allowed First Lien Claims shall be deemed to be parties to, and bound by, the Exit Term Loan Facility Credit Agreement, without the need for execution thereof by any such Electing DIP Lender or Holder of an Allowed First Lien Claim.

18. Each Electing DIP Lender and First Lien Lender is deemed to have instructed and directed the Distribution Agent and the Exit Term Loan Facility Agent (as applicable), to (a) act as Distribution Agent to the extent required by the Plan, (b) execute and deliver the Exit Term Loan Facility Credit Documents (each to the extent it is a party thereto), as well as to execute, deliver, file, record and issue any notes, documents (including UCC financing statements), or agreements in connection therewith, to which the Exit Term Loan Facility Agent is a party and to promptly consummate the transactions contemplated thereby, and (c) take any other actions required or contemplated to be taken by the Exit Term Loan Facility Agent and/or the Distribution Agent (as applicable) under the Plan or any of the Restructuring Documents to which it is a party (whether to occur before, on, or after the Effective Date). The Distribution Agent and the Exit Term Loan Facility Agent (as applicable) shall make distributions of the Exit Term Loan Facility in accordance with the Plan and this Confirmation Order.

19. Exit Securitization Program Documents. On the Effective Date, the Debtors and the Reorganized Debtors, as applicable, shall be authorized to execute and deliver, and to consummate the transactions contemplated by, the Exit Securitization Program Documents and without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the Exit Securitization Program Documents). On the Effective Date, the Exit Securitization Program Documents shall constitute legal, valid, binding and authorized indebtedness and obligations of the applicable Reorganized Debtors party thereto, enforceable in accordance with their respective terms and such obligations shall not be, and shall not be deemed to be, enjoined or subject to discharge, impairment, release or avoidance under the Plan, the Confirmation Order or on account of the Confirmation or Consummation of the Plan. Upon execution of the Exit Securitization Program Documents, all Liens and security interests granted by the Reorganized Debtors pursuant to, or in connection with, the Exit Securitization Program shall be valid, binding, perfected, enforceable Liens and security interests in the property subject to a security interest granted by the applicable Reorganized Debtors pursuant to the Exit Securitization Program, with the priorities established in respect thereof under applicable non-bankruptcy law.

20. Issuance and Distribution of Plan Securities. On and after the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to and shall provide or issue the Plan Securities (including the issuance of New Common Stock upon exercise of the Special Warrants and/or New Second Lien Warrants and Class A New Common Stock upon conversion of Class B New Common Stock) and any and all other notes, stock, instruments, certificates, and other documents or agreements required to be distributed, issued, executed or delivered pursuant to or in connection with the Plan, in each case without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity. The Plan Securities shall be issued and distributed pursuant to the Plan free and clear of all Liens, Claims and other Interests. Any person’s acceptance of the Plan Securities shall be deemed to constitute its agreement to be bound by the New Governance Documents, including but not limited to any shareholder agreement, limited liability company agreement or warrant agreement as the same may be amended from time to time in accordance with their terms. The New Governance Documents shall be binding on all Entities receiving, and all Holders of, the Plan Securities (and their respective successors and assigns), whether such Plan Securities are received or to be received on or after the Effective Date and regardless of whether such Entity executes or delivers a signature page to any shareholder’s agreement, limited liability company agreement, warrant agreement or similar agreement constituting a New Governance Document.

21. Except as otherwise expressly provided in the New Governance Documents or required by applicable law, Reorganized Parent shall not be obligated to list the Plan Securities on any national securities exchange or to register the Plan Securities under the Securities Act or the Exchange Act. The Debtors (with the consent of the Required Consenting Lenders) and Reorganized Debtors intend to take such reasonable actions in connection with the allocation of the New Common Stock or other Plan Securities to ensure that none of the Reorganized Debtors will be subject to any Reporting Obligations, and holders of Allowed DIP Claims, Allowed First Lien Claims and Allowed Second Lien Notes Claims shall use good faith efforts to cooperate with the Debtors and Reorganized Debtors, as applicable, in such actions.

22. Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims. Except as otherwise expressly provided in the Plan, this Confirmation Order, or any Restructuring Document, pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c) and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property and assets of the Estates of the Debtors, all claims, rights, and Litigation Claims of the Debtors, and any other assets or property acquired by the Debtors or the Reorganized Debtors during the Chapter 11 Cases or under or in connection with the Plan (other than Claims or Causes of Action subject to the Debtor Release, the Professional Fee Escrow Account and any rejected Executory Contracts and/or Unexpired Leases), shall vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, and other encumbrances, subject to the Restructuring Transactions and Liens that survive the occurrence of the Effective Date as described in Article III of the Plan.

23. Preservation and Reservation of Causes of Action. In accordance with section 1123(b) of the Bankruptcy Code, and except where such Causes of Action have been expressly released (including, for the avoidance of doubt, pursuant to the Debtor Release provided in Article X.B and the Exculpation contained in Article X.E of the Plan), the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including, without limitation, any actions specifically identified in the Plan Supplement or the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors, as the successors-in-interest to the Debtors and the Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of such Causes of Action without notice to or approval from this Court.

24. No Entity (other than the Consenting Lenders, the DIP Agent, the DIP Lenders, the DIP Backstop Parties, the Exit Backstop Parties, the Securitization Program Parties, the First Lien Agent, and the Second Lien Indenture Trustee) may rely on the absence of a specific reference in the Plan, the Plan Supplement (including the Schedule of Retained Causes of Action), or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it. Except as otherwise set forth herein, the Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity.

25. For the avoidance of doubt, the Debtors and the Reorganized Debtors do not reserve any Causes of Action or Litigation Claims that have been expressly released (including, for the avoidance of doubt, Claims against the Consenting Lenders, the DIP Agent, the DIP Lenders, the DIP Backstop Parties, the Exit Backstop Parties, the Securitization Program Parties, the First Lien Agent, and the Second Lien Indenture Trustee, and Claims otherwise released pursuant to the Debtor Release provided in Article X.B and the Exculpation contained in Article X.E of the Plan).

26. Automatic Stay. Unless otherwise provided in the Plan, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 and 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunction set forth in Article X of the Plan and/or sections 524 and 1141 of the Bankruptcy Code. Upon the Effective Date, the injunction provided in Article X of the Plan shall apply. Notwithstanding anything to the contrary in this paragraph, nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary or appropriate to effectuate the transactions specifically contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

27. Assumption of Executory Contracts and Unexpired Leases. On the Effective Date, all Executory Contracts and Unexpired Leases of the Debtors will be assumed by the Debtors in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except for those Executory Contracts and Unexpired Leases that, in each case: (i) have been assumed or rejected by the Debtors by prior order of this Court; (ii) are the subject of a motion to reject filed by the Debtors pending on the Effective Date; (iii) are identified as rejected Executory Contracts and Unexpired Leases by the Debtors on the Schedule of Rejected Executory Contracts and Unexpired Leases to be Filed in the Plan Supplement, which may be amended by the Debtors up to and through the Effective Date to add or remove Executory Contracts and Unexpired Leases by filing with this Court a subsequent Plan Supplement and serving it on the affected non-Debtor contract parties; or (iv) are rejected or terminated pursuant to the terms of the Plan.

28. For the avoidance of doubt, that certain Services Agreement, dated as of January 1, 2019, by and among The Nielsen Company (US), LLC and Audacy Operations, Inc. and certain of its affiliates, as amended on December 31, 2021, and further amended on November 21, 2022, and further amended on November 30, 2023 (in addition to all other amendments entered into in writing prior to the Confirmation Date) (collectively, the “Nielsen Contracts”) are assumed pursuant to this Confirmation Order effective as of the Confirmation Date. The Debtors have complied with all obligations thereunder, and there are no defaults or cure costs associated with assumption of the Nielsen Contracts. The Debtors are authorized to perform all obligations under the Nielsen Contracts as of the Confirmation Date without further order of this Court.

29. For the avoidance of doubt, that certain Amended and Restated Radio Broadcast Rights Agreement, dated as of December 22, 2023, by and between Sterling Mets, L.P. and Debtor Audacy New York (the “Mets Agreement”) is assumed pursuant to this Confirmation Order effective as of the Confirmation Date. The Debtors have complied with all obligations thereunder, and there are no defaults or cure costs (other than the fees to be paid as provided in this paragraph) associated with assumption of the Mets Agreement. The Debtors are authorized to perform all obligations under the Mets Agreement as of the Confirmation Date without further order of this Court. The Debtors are authorized and directed to pay the reasonable and documented attorneys’ fees of Wilkie Farr & Gallagher LLP in connection with the Mets Agreement up to, but not exceeding, $20,000 without any further notice to or action, order, or approval of this Court, with such payment made on the later of (i) the Effective Date or (ii) within five business days of the Debtors’ receipt of an invoice.

30. Without amending or altering any prior order of this Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, this Confirmation Order shall constitute an order of this Court approving such assumptions and the rejection of Executory Contracts and Unexpired Leases set forth in the Schedule of Rejected Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code as of the Effective Date. The inclusion or exclusion of a contract or lease on any schedule or exhibit shall not constitute an admission by any Debtor that such contract or lease is an Executory Contract or Unexpired Lease or that any Debtor has any liability thereunder.

31. Change of Control. To the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned (as applicable) pursuant to the Plan or any prior order of this Court (including, without limitation, any “change of control” provision) prohibits, restricts or conditions, or purports to prohibit, restrict or condition, or is modified, breached or terminated, or deemed modified, breached or terminated by, (a) the commencement of these Chapter 11 Cases or the insolvency or financial condition of any Debtor at any time before the closing of its respective Chapter 11 Case, (b) any Debtor’s or any Reorganized Debtor’s assumption or assumption and assignment (as applicable) of such Executory Contract or Unexpired Lease or (c) the Confirmation or Consummation of the Plan, then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-debtor party thereto to modify or terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights or remedies with respect thereto, and any required consent under any such contract or lease shall be deemed satisfied by the Confirmation of the Plan. Each Executory Contract and Unexpired Lease assumed and/or assigned pursuant to the Plan shall revest in and be fully enforceable by the applicable Reorganized Debtor or the applicable assignee in accordance with its terms and conditions, except as modified by the provisions of the Plan, any order of this Court approving its assumption and/or assignment, or applicable law.

32. Claims on Account of the Rejection of Executory Contracts or Unexpired Leases. All proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or this Confirmation Order, if any, must be Filed with this Court within twenty-one (21) days after service of an order of this Court (including this Confirmation Order) approving such rejection. Any Claim arising from the rejection of Executory Contracts or Unexpired Leases that becomes an Allowed Claim is classified and shall be treated as a Class 6 General Unsecured Claim. Any Person or Entity that is required to File a proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Reorganized Debtors or the Estates, and the Debtors, the Reorganized Debtors and their Estates and their respective assets and property shall be forever discharged from any and all indebtedness and liability with respect to such Claim unless otherwise ordered by this Court or as otherwise provided herein. All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.F of the Plan.

33. Assumption of the Indemnification Obligations, D&O Liability Insurance Policies and Fiduciary Liability Insurance Policies. On the Effective Date, all Indemnification Provisions shall be deemed and treated as Executory Contracts that are and shall be assumed by the Debtors (and assigned to the applicable Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the Indemnification Provisions shall survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by this Court, entry of this Confirmation Order shall constitute this Court’s approval of the Debtors’ assumption of each of the Indemnification Provisions. Confirmation and Consummation of the Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors or other applicable parties under the Indemnification Provisions. For the avoidance of doubt, the Indemnification Provisions shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the Indemnification Provisions.

34. On the Effective Date, each D&O Liability Insurance Policy shall be deemed and treated as an Executory Contract that is and will be assumed by the Debtors (and assigned to the applicable Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code as to which no proof of Claim, request for administrative expense, or Cure Claim need be Filed, and all Claims arising from the D&O Liability Insurance Policies will survive the Effective Date and be Unimpaired. Unless previously effectuated by separate order entered by this Court, entry of this Confirmation Order shall constitute this Court’s approval of the Debtors’ assumption of each of the D&O Liability Insurance Policies. In furtherance of the foregoing, the Reorganized Debtors shall maintain and continue in full force and effect the D&O Liability Insurance Policies for the benefit of the insured Persons for the full term of such policies, and all insured Persons, including without limitation, any members, managers, directors, and officers of the Reorganized Debtors who served in such capacity at any time prior to the Effective Date or any other individuals covered by such D&O Liability Insurance Policies, shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such insured Persons remain in such positions after the Effective Date. Notwithstanding the foregoing, after assumption of the D&O Liability Insurance Policies, nothing in the Plan or this Confirmation Order alters the terms and conditions of the D&O Liability Insurance Policies. Confirmation and Consummation of the Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the D&O Liability Insurance Policies. For the avoidance of doubt, the D&O Liability Insurance Policies shall continue to apply with respect to actions, or failures to act, that occurred on or prior to the Effective Date, subject to the terms and conditions of the D&O Liability Insurance Policies. The Debtors are further authorized to take such actions, and to execute and deliver such documents, as may be reasonably necessary or appropriate to implement, maintain, cause the binding of, satisfy any terms or conditions of, or otherwise secure for the insureds the benefits of the D&O Tail, without further notice to or order of this Court or approval or consent of any Person or Entity.

35. Postpetition Contracts. Contracts and leases entered into after the Petition Date by any Debtor, including, without limitation, any Executory Contract or Unexpired Lease assumed by a Debtor pursuant to the Plan, are binding and may be performed by the applicable Debtor or Reorganized Debtor in the ordinary course of business without further approval of this Court. Such contracts and leases (including any Executory Contract or Unexpired Lease assumed pursuant to the Plan) shall survive and remain unaffected by entry of this Confirmation Order or the occurrence of the Effective Date.

36. Existing Leases, Lease Amendments, Entry into New Leases, and Other Real Estate Related Agreements. Without any further notice to or action, order or approval of this Court, the Debtors, the Reorganized Debtors and their successors are authorized and empowered to (a) amend their existing leases, licenses, and use agreements of any kind (including joint or shared use agreements, equipment use agreements, easements, right of way agreements, co-ownership agreements, and partnership agreements related solely to real property and personal property usage) (collectively, “Lease & Use Agreements”), (b) exercise any options under existing Lease & Use Agreements, (c) terminate existing Lease & Use Agreements, (d) enter into new Lease & Use Agreements, and (e) enter into settlement or decommissioning agreements in connection with the termination of any Lease & Use Agreements (which may include the sale or transfer of any personal property located at a leased location by any of the Debtors to a third party so long as the value of such personal property in each instance totals less than $50,000), each as necessary in the ordinary course of business. Any such Lease & Use Agreements are binding and may be performed by the applicable Debtor or Reorganized Debtor in the ordinary course of business without further approval of this Court.

37. Professional Compensation. All final requests for Professional Fee Claims shall be Filed no later than forty-five (45) days after the Effective Date. After notice in accordance with the procedures established by the Bankruptcy Code and prior Court orders, the Allowed amounts of such Professional Fee Claims shall be determined by this Court. Objections to any Professional Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by no later than twenty-one (21) days after the Filing of the applicable final request for payment of the Professional Fee Claim.

38. No later than the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained by the Reorganized Debtors, in trust solely for the benefit of the Professionals. The Reorganized Debtors shall not commingle any funds contained in the Professional Fee Escrow Account. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. Such funds shall not be considered property of the Estates, the Debtors, or the Reorganized Debtors. The amount of Professional Fee Claims owing to the Professionals shall be paid in full in Cash to such Professionals by the Reorganized Debtors from the Professional Fee Escrow Account within five (5) Business Days after such Professional Fee Claims are Allowed by a Final Order; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. When all such Professional Fee Claims have been resolved (either because they are Allowed Professional Fee Claims that have been paid or because they have been disallowed, expunged, or withdrawn), any remaining amount in the Professional Fee Escrow Account shall promptly be paid to the Reorganized Debtors without any further action or order of this Court and distributed as set forth herein. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the Professionals, the Reorganized Debtors shall pay such amounts within ten (10) Business Days after entry of the order approving such Professional Fee Claims.

39. To receive payment for unbilled fees and expenses incurred through the Confirmation Date, the Professionals shall estimate their accrued and unpaid Professional Fee Claims from the Petition Date through and as of the Effective Date and shall deliver such estimate to the Debtors, Gibson Dunn, and Akin, within five (5) days of the Effective Date. If a Professional does not provide such estimate, the Reorganized Debtors shall estimate the accrued and unpaid fees and expenses of such Professional in consultation with the Ad Hoc Groups Advisors; provided that such estimate shall not be considered an admission or limitation with respect to the fees and expenses of such Professional. The total amount so estimated as of the Effective Date shall comprise the Professional Fee Reserve Amount; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

40. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, each Reorganized Debtor shall in the ordinary course of business pay (subject to the receipt of an invoice) in Cash the reasonable and documented legal, professional, or other fees and expenses incurred by such Debtor or Reorganized Debtor (as applicable) after the Confirmation Date without any further notice to or action, order, or approval of this Court. Upon the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and each Reorganized Debtor may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of this Court.

41. Restructuring Expenses. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date shall be paid in full in Cash on the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth in the Plan and in the Restructuring Support Agreement, the First Lien Credit Documents, the Second Lien Notes Documents and/or DIP Orders, as applicable, without any requirement to File a fee application with this Court or for this Court’s review or approval. On or before the date that is five (5) days prior to the Effective Date, invoices for all Restructuring Expenses incurred or estimated to be incurred prior to and as of the Effective Date shall be submitted to the Debtors and paid by the Debtors or the Reorganized Debtors, as applicable, in accordance with, and subject to, the terms set forth in the Plan and in the Restructuring Support Agreement, the First Lien Credit Documents, the Second Lien Notes Documents and/or DIP Orders, as applicable. In addition, the Debtors and the Reorganized Debtors (as applicable) shall continue to pay, when due and payable in the ordinary course, the Restructuring Expenses related to the Plan and implementation, Consummation, and defense of the Restructuring Transactions, whether incurred before, on, or after the Effective Date, in accordance with any applicable engagement letter, the Restructuring Support Agreement, the DIP Orders, the First Lien Credit Documents and/or the Second Lien Notes Documents, as applicable.

42. Ordinary Course Professionals. On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to pay any accrued amounts owed to ordinary course professionals that are not Professionals retained pursuant to an order of this Court or for which compensation and reimbursement has been Allowed by this Court pursuant to section 503(b)(4) of the Bankruptcy Code. On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to retain and make payments to ordinary course professionals in the ordinary course of business without further Court approval.

43. Settlement Agreements and Payments. As of the Confirmation Date, and in accordance with the consent rights contained in the Restructuring Support Agreement, the Debtors are authorized, with the consent of the Required Consenting Lenders for any settlement that requires payment by the Debtors or the Reorganized Debtors, as applicable, of an amount exceeding $100,000 in Cash, to enter into settlement agreements with respect to Claims or Causes of Action asserted by or against the Debtors or their Estates, and all such settlement agreements are hereby approved to the extent they are consistent with the Plan, the DIP Orders, and the consent rights contained in the Restructuring Support Agreement. The Debtors are authorized, as of the Confirmation Date, to pay any amounts due and owing under such settlement agreements without further notice to or order of this Court.

44. De Minimis Real Estate Sale Procedures. As of the Confirmation Date, the Debtors (upon the Debtors’ compliance with any consent rights contained in the Restructuring Support Agreement or the DIP Orders) may use, sell, or transfer any real properties owned by any of the Debtors that are not essential to the Debtors’ business (the “Non-Core Real Properties”) on the best terms available under the following procedures (the “De Minimis Real Estate Sale Procedures”):

(a)

With regard to uses, sales, or transfers of the Non-Core Real Properties in any individual transaction or series of related transactions to a single buyer or group of related buyers with a total transaction value, as calculated within the Debtors’ reasonable discretion, of less than or equal to $5 million:

(i)

the Debtors, subject to the respective consent rights of the Required Consenting First Lien Lenders and the Required Consenting Second Lien Noteholders set forth in Section 2 of the Restructuring Support Agreement, are authorized to consummate a sale transaction in the period between Confirmation Date and the Effective Date without further order of this Court and subject only to the noticing procedures set forth herein, if the Debtors determine in the reasonable exercise of their business judgment that such transaction is in the best interest of the Estates;

(ii)

the Debtors shall, at least seven (7) calendar days’ prior to closing such sale or effectuating such transaction, give written notice (email being sufficient) of such transaction (the “Transaction Notice”) to (a) the United States Trustee; (b) counsel to the Ad Hoc First Lien Group; (c) counsel to the Ad Hoc Second Lien Group; (d) counsel to the DIP Agent; (e) counsel to the First Lien Agent; (f) any known affected creditor(s), including counsel to any creditor asserting a Lien on the relevant Non-Core Real Property; and (g) those parties requesting notice pursuant to Bankruptcy Rule 2002 (collectively, the “Transaction Notice Parties”);

(iii)

each Transaction Notice shall: (a) identify the Non-Core Real Property being used, sold, or transferred; (b) identify the purchaser of the Non-Core Real Property; (c) identify the holders known to the Debtors as holding Liens on the Non-Core Real Property, if any; (d) include the purchase price; (e) include the proposed closing date; (f) include the material economic terms and conditions of the sale or transfer; (g) include any commission, fees, or other customary expenses to be paid in connection with such transaction; and (h) provide instructions consistent with the terms described below regarding the procedures to assert objections to the proposed sale;

(iv)

if the terms of a proposed sale or transfer are materially amended (in the reasonable judgment of the Debtors) after transmittal of the Transaction Notice, the Debtors will send (email being sufficient) a revised Transaction Notice (the “Amended Transaction Notice”) to the Transaction Notice Parties, after which the Transaction Notice Parties shall have an additional three (3) calendar days to object to such sale or transfer prior to closing such sale or effectuating such transaction;

(v)

each of the Transaction Notice Parties shall have the right to object to any proposed sale or transfer of the Non-Core Real Properties by notifying the Debtors and their counsel in writing (email being sufficient) of such objection within three (3) business days after receiving such notice, without the need to file a formal objection with this Court, and, if after good faith negotiations, the Debtors and any objecting Transaction Notice Party are unable to resolve such objection consensually, the Debtors shall file, within three (3) business days after receiving notice that the objection will not be resolved, a formal motion and the matter shall be resolved by this Court prior to the closing of the sale at a hearing to be scheduled as soon as reasonably practicable and in accordance with this Court’s calendar; provided that the terms of any resolution reached between the Debtors and any objecting Transaction Notice Party shall be provided to the other Transaction Notice Parties as soon as reasonably practicable following such resolution;

(vi)

if no written objections are transmitted in accordance with the procedures outlined above within the greater of (a) seven (7) calendar days of service of such Transaction Notice or (b) three (3) calendar days of service of an Amended Transaction Notice, as applicable (the “Transaction Notice Period”), the Debtors are authorized to consummate such transaction immediately; and

(vii)

if a written objection, whether formal or informal, is received from a Transaction Notice Party within the Transaction Notice Period, then the relevant Non-Core Real Property shall only be sold or transferred upon the consensual resolution of the objection or further order of this Court after notice and a hearing.

(b)

With regard to the uses, sales, or transfers of Non-Core Real Properties in any individual transaction or series of related transactions to a single buyer or group of related buyers with a total transaction value, as calculated within the Debtors’ reasonable discretion, of greater than $5 million and less than or equal to $10 million:

(i)

the Debtors, subject to the respective consent rights of the Required Consenting First Lien Lenders and the Required Consenting Second Lien Noteholders set forth in Section 2 of the Restructuring Support Agreement, are authorized to consummate such transactions if the Debtors determine in the reasonable exercise of their business judgment that such transactions are in the best interest of the estates, without further order of this Court, subject to the procedures set forth herein;

(ii)

the Debtors shall, at least ten (10) calendar days’ prior to closing such sale or effectuating such transaction, file a notice with this Court and give written notice (email being sufficient) of such transaction substantially in the form of the Transaction Notice to the Transaction Notice Parties;

(iii)

each Transaction Notice shall: (a) identify the Non-Core Real Property being used, sold, or transferred; (b) identify the Debtor that directly owns the Non-Core Real Property; (c) identify the purchaser of the Non-Core Real Property; (d) identify the holders known to the Debtors as holding Liens on the Non-Core Real Property, if any; (e) include the purchase price and the material economic terms and conditions of the sale, or transfer; (f) include a copy of the sale or transfer agreement evidencing the sale of the Non-Core Real Property; (g) include any commission, fees, or other customary expenses to be paid in connection with such transaction; and (h) provide instructions consistent with the terms described herein regarding the procedures to assert objections to the proposed sale; the notice to be filed with the Court shall contain the same categories of information required to be contained in the Transaction Notice other than items (f) and (g);

(iv)

if the terms of a proposed sale or transfer are materially amended (in the reasonable judgment of the Debtors), the Debtors will file an Amended Transaction Notice and will serve the Transaction Notice Parties with the Amended Transaction Notice, after which any party in interest shall have an additional three (3) calendar days to object to such sale or transfer prior to the Debtors closing such sale or effectuating such transaction;

(v)

if no written objections are filed and served on the Debtors with a copy to their counsel (email being sufficient) by any party in interest within the Transaction Notice Period, the Debtors are authorized to consummate such transaction immediately; and

(vi)

if a written objection, whether formal or informal, is received from a Transaction Notice Party or party in interest within the Transaction Notice Period that cannot be resolved, the transaction can be consummated only upon withdrawal of such written objection, whether formal or informal, or further order of this Court.

(c)

The Debtors will provide a written report to this Court and the Transaction Notice Parties, beginning with the month ending March 31, 2024 concerning any De Minimis Sale Transaction consummated during the preceding calendar month, including the names of the purchasing or selling parties, as applicable, and the types and amounts of the transactions.

(d)	Good faith purchasers of assets pursuant to these De Minimis Real Estate Sale Procedures shall be entitled to the protections of section 363(m) of the Bankruptcy Code.

(e)

Pursuant to section 363(f) of the Bankruptcy Code, all sales and transfers of Non-Core Real Properties pursuant to these De Minimis Real Estate Sale Procedures shall be free and clear of all liens, claims, encumbrances, and interests, if any, with any and all such valid and perfected liens, claims, encumbrances, and interests to either (a) be satisfied from the proceeds of the sale or (b) attach to proceeds of the sales with the same validity, priority, force, and effect such liens, claims, encumbrances, and interests had on the property immediately prior to the sale or transfer, subject to the rights, claims, defenses, and obligations, if any, of the Debtors and all interested parties with respect to any such asserted liens, claims, encumbrances, and interests. For the avoidance of doubt, the absence of a timely objection to the sale of the Non-Core Real Property in accordance with the De Minimis Real Estate Sale Procedures shall constitute “consent” to such sale within the meaning of section 363(f)(2) of the Bankruptcy Code.

(f)	For the avoidance of doubt, after the Effective Date, the Reorganized Debtors may use, sell, or transfer any Non-Core Real Property without further order of, notice to, or supervision by this Court.

(g)

For the avoidance of doubt, nothing herein shall abrogate the requirements of the DIP Orders with respect to the proceeds from the sale of any Non-Core Real Property. Nothing in this paragraph shall impact or diminish the “free and clear” nature of any sale consummated pursuant to these “De Minimis Real Estate Sale Procedures” provided that the Required DIP Lenders have received advance notice of such sale and have consented to its terms.

45. Management Incentive Plan. Within 120 days following the Effective Date, the New Board shall adopt a management incentive plan that provides for the issuance of the MIP Equity to employees and directors of the Reorganized Debtors. Ten percent (10%) of the fully diluted New Common Stock issued and outstanding on the Effective Date (inclusive of the shares that may be issued in connection with the exercise of the Special Warrants, but excluding shares that may be issued in connection with the exercise of the New Second Lien Warrants) shall be reserved for issuance under the Management Incentive Plan. The amount of New Common Stock to be allocated and awarded under the Management Incentive Plan, the form of the MIP Equity (i.e., stock options, restricted stock, appreciation rights, other equity-based awards, etc.), the participants in the Management Incentive Plan, the allocations of the MIP Equity to such participants (including the amount of allocations and the timing of the grant of the MIP Equity, except as provided herein), and the terms and conditions of the MIP Equity (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its sole discretion.

46. Employment Plans, Deferred Compensation Payments. The Specified Employee Plans shall be deemed to be and treated as Executory Contracts under the Plan and on the Effective Date, in accordance with the Restructuring Support Agreement, shall be assumed by the Debtors (and assigned to the Reorganized Debtors, if necessary) pursuant to section 365(a) and section 1123 of the Bankruptcy Code with respect to which no proof of Claim, request for administrative expense, or Cure Claim need be Filed; provided that severance payments to any “insider” (as defined in section 101(31) of the Bankruptcy Code) of the Debtors terminated during the Chapter 11 Cases shall be subject to sections 503(c)(2) and 502(b)(7) of the Bankruptcy Code, to the extent each section is applicable; provided, further, that notwithstanding anything in the Plan to the contrary, all employee equity incentive plans of the Debtors in effect prior to the Effective Date shall be canceled on the Effective Date. After the Effective Date, the New Board shall, in its discretion, implement employee incentive or bonus plans as and when it deems appropriate in accordance with the terms of any applicable New Governance Document; provided that the Management Incentive Plan shall be implemented pursuant to and in accordance with the terms of the Plan, including Article V.I of the Plan. Within 120 days of the Effective Date, the Reorganized Debtors shall negotiate and enter into amendments solely to supplement the Specified Employment Agreements with respect to equity grants under the Management Incentive Plan. Unless previously effectuated by separate order entered by this Court, entry of this Confirmation Order shall constitute this Court’s approval of the Debtors’ assumption of each of the Specified Employee Plans. Confirmation and Consummation of the Plan shall not impair or otherwise modify any available defenses of the Reorganized Debtors under the Specified Employee Plans.

47. On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, are authorized to make payments pursuant to terms of the Deferred Compensation Plans, including any unpaid amounts due on or prior to the Confirmation Date.

48. Plan Distributions. Except as otherwise provided in the “Treatment” sections in Article III of the Plan, initial distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on the Effective Date or as soon thereafter as is practicable. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Distributions on account of Disputed Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Article VIII of the Plan.

49. Notwithstanding anything in the Plan to the contrary, the applicable Distribution Agent(s) may make distributions of Plan Securities (otherwise permitted under the Plan to be made to an Electing DIP Lender, Holder of Allowed First Lien Claims, or Holder of Allowed Second Lien Claims) to the designated affiliate(s) of the applicable Electing DIP Lenders, Holders of Allowed First Lien Claims and Holders of Allowed Second Lien Claims to the extent that such designation: (i) complies with all applicable non-bankruptcy laws (including Communications

Laws) and, in the reasonable judgment of the Debtors or Reorganized Debtors, would not cause any violations thereof or require that the Debtors amend any applications previously submitted to the Federal Communications Commission prior to the Effective Date; (ii) is communicated to the applicable Distribution Agent(s) prior to the Effective Date (including in accordance with the FCC Procedures Order); and (iii) can be reasonably accommodated by the applicable Distribution Agent(s) (including without unreasonably delaying the occurrence of the Effective Date).

50. Setoffs. Except as otherwise expressly provided for herein or in the Plan, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, may set off against any Allowed Claim (other than an Allowed Claim held by a Consenting Lender, a DIP Lender, or a Securitization Program Party) and the distributions to be made pursuant to the Plan on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), any claims, rights, and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action that such Reorganized Debtor may possess against such Holder. In no event shall any Holder of a Claim be entitled to set off any such Claim against any Claim, right, or Cause of Action of the Debtor or Reorganized Debtor (as applicable), unless such Holder has Filed a motion with this Court requesting the authority to perform such setoff on or before the Effective Date, and notwithstanding any indication in any proof of Claim or otherwise that such Holder asserts, has, or intends to preserve any right of setoff pursuant to section 553 of the Bankruptcy Code or otherwise.

51. Operation as of the Effective Date. On and after the Effective Date, the Reorganized Debtors may (a) operate their respective businesses, (b) use, acquire, and dispose of their respective property and (c) compromise or settle any Claims, in each case without notice to, supervision of or approval by this Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, including for the avoidance of doubt any restrictions on the use, acquisition, sale, lease, or disposal of property under section 363 of the Bankruptcy Code, other than restrictions expressly imposed by the Plan or this Confirmation Order.

52. Discharge of Debtors. To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D and V.E of the Plan) or this Confirmation Order, effective as of the Effective Date, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims, Equity Interests and Causes of Action of any kind or nature whatsoever against the Debtors or any of their respective assets or properties, including any interest accrued on such Claims or Equity Interests from and after the Petition Date, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, Equity Interests or Causes of Action.

53. Except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D and V.E of the Plan) or this Confirmation Order, upon the Effective Date, the Debtors and their Estates shall be deemed discharged and released under and to the fullest extent provided under sections 524 and 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before Confirmation, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code. Such discharge shall void any judgment obtained against the Debtors or the Reorganized Debtors at any time, to the extent that such judgment relates to a discharged Claim.

54. Except as otherwise expressly provided by the Plan (including, without limitation, Articles V.D and V.E of the Plan) or this Confirmation Order, upon the Effective Date: (a) the rights afforded in the Plan and the treatment of all Claims and Equity Interests shall be in exchange for and in complete satisfaction, settlement, discharge, and release of all Claims and Equity Interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, against the Debtors or any of their respective assets, property, or Estates; (b) all Claims and Equity Interests shall be satisfied, discharged, and released in full, and each Debtor’s liability with respect thereto shall be extinguished completely without further notice or action; and (c) all Entities shall be precluded from asserting against the Debtors, the Estates, the Reorganized Debtors, each of their respective successors and assigns, and each of their respective assets and properties, any such Claims or Equity Interests, whether based upon any documents, instruments or any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date or otherwise.

55. Payment of Statutory Fees and Compliance with Reporting Requirements. All fees due and payable pursuant to section 1930 of chapter 123 of the Judicial Code prior to the Effective Date shall be paid by the Debtors. On and after the Effective Date, the Reorganized Debtors shall pay any and all such fees when due and payable, and shall File with this Court quarterly reports in a form reasonably acceptable to the United States Trustee. Each Debtor shall remain obligated to pay quarterly fees to the United States Trustee until the earliest of that particular Debtor’s case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

56. Releases by the Debtors. Pursuant to section 1123(b) of the Bankruptcy Code and Bankruptcy Rule 9019, the Debtor Release set forth in Article X.B.1 in the Plan is approved and authorized.4

57. Third-Party Releases. Pursuant to section 1123(b) of the Bankruptcy Code, the Third Party Release set forth in Article X.B.2 of the Plan is approved, authorized and shall be effective as of the Effective Date without further notice to or order of this Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person and this Confirmation Order hereby permanently enjoins the commencement or prosecution by any Person or Entity, whether directly, derivatively or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, or liabilities released pursuant to the Third Party Release set forth in the Plan. The releases set forth in Article X.B.2 were made for substantial consideration.

58. Exculpation. The exculpations set forth in Article X.E of the Plan are hereby approved and authorized; provided that such exculpations shall apply to each Exculpated Party solely in its capacity as a fiduciary of the Debtors or the Debtors’ estates.

[4]

For purposes of the releases approved in paragraphs 56 and 57 of this Confirmation Order, the term “Related Parties” solely with respect to references to the Related Parties of the Second Lien Indenture Trustee shall mean its respective predecessors, successors and assigns, and its current and former directors, managers, officers, equity holders (regardless of whether such interests are held directly or indirectly), employees, agents, trustees, advisory or subcommittee board members, financial advisors, representatives, attorneys, and other professionals, in each case acting in such capacity, and any Person or Entity claiming by or through any of them, including such Related Party’s respective heirs, executors, estates, servants, and nominees.

59. Injunction. As contemplated in Article X.F of the Plan, except as otherwise expressly provided in the Plan or this Confirmation Order, from and after the Effective Date, all Persons and Entities are, to the fullest extent provided under section 524 and other applicable provisions of the Bankruptcy Code, permanently enjoined from (a) commencing or continuing, in any manner or in any place, any suit, action or other proceeding; (b) enforcing, attaching, collecting, or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind; (d) asserting a setoff or right of subrogation or recoupment of any kind; or (e) commencing or continuing in any manner any action or other proceeding of any kind, in each case on account of or with respect to any Claim, demand, liability, obligation, debt, right, Cause of Action, Equity Interest, or remedy released or to be Released, exculpated or to be exculpated, settled or to be settled or discharged or to be discharged pursuant to the Plan or this Confirmation Order against any Person or Entity so released, discharged, or exculpated (or the property or estate of any Person or Entity so released, discharged, or exculpated). All injunctions or stays provided for in the Chapter 11 Cases under section 105 or section 362 of the Bankruptcy Code, or otherwise, and in existence at the time of Confirmation, shall remain in full force and effect until the Effective Date.

60. No Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties that relates to or is reasonably likely to relate to any act or omission in connection with, relating to, or arising out of a claim or cause of action related to the Chapter 11 Cases prior to the Effective Date, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Disclosure Statement, the Plan, the Plan Supplement, or any transaction related to the restructuring, any contract, instrument, release, or other agreement or document created or entered into before or during the Chapter 11 Cases in connection with the Restructuring Transactions, any preference, fraudulent transfer, or other avoidance claim arising pursuant to chapter 5 of the Bankruptcy Code or other applicable law, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date related or relating to any of the foregoing, without regard to whether such Person or Entity is a Releasing Party, without this Court (a) first determining, after notice and a hearing, that such claim or cause of action represents a colorable claim of any kind and (b) specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Reorganized Debtor, Exculpated Party, or Released Party. This Court will have sole and exclusive jurisdiction to adjudicate the underlying colorable Claim or Causes of Action. At the hearing for this Court to determine whether such Claim or Cause of Action represents a colorable claim of any kind, this Court may, or shall if any Debtor, Reorganized Debtor, or other party in interest requests by motion (oral motion being sufficient), direct that such Person or Entity seeking to commence or pursue such Claim or Cause of Action file a proposed complaint with this Court embodying such Claim or Cause of Action, such complaint satisfying the applicable Federal Rules of Civil Procedure, including, but not limited to, rule 8 and rule 9 (as applicable), which this Court shall assess before making a determination.

61. Exemption from Securities Laws. The offering, issuance, and distribution of Plan Securities (including the issuance of New Common Stock upon exercise of the Special Warrants or the New Second Lien Warrants and Class A New Common Stock upon conversion of Class B New Common Stock) with respect to the First Lien Claims Equity Distribution and the Second Lien Notes Claims Equity Distribution shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law requiring registration before the offering, issuance, distribution or sale of securities pursuant to section 1145(a) of the Bankruptcy Code.

62. The Plan Securities (including the issuance of New Common Stock upon exercise of the Special Warrants and Class A New Common Stock upon conversion of Class B New Common Stock) issued with respect to the DIP-to-Exit Equity Distribution will be issued in reliance upon the exemption from registration under the Securities Act set forth in section 4(a)(2), Regulation D and/or Regulation S.

63. The Plan Securities with respect to the First Lien Claims Equity Distribution and Second Lien Notes Claims Equity Distribution issued and distributed pursuant to section 1145 of the Bankruptcy Code shall be freely transferable by the recipients thereof, subject to (a) any limitations that may be applicable to any Person receiving such securities that is an “affiliate” of Reorganized Parent as determined in accordance with applicable U.S. securities law and regulations or is otherwise an “underwriter” as defined in section 1145(b) of the Bankruptcy Code; (b) any transfer restrictions of such securities and instruments in the New Governance Documents; and (c) the receipt of applicable regulatory approvals, including any applicable required FCC approval.

64. The Plan Securities issued pursuant to Section 4(a)(2), Regulation D and/or Regulation S will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned or otherwise transferred only pursuant to registration (or an applicable exemption from such registration requirements) under the Securities Act and other applicable law. Such securities will also be subject to any transfer restrictions in the New Governance Documents and the receipt of applicable regulatory approvals, including any applicable required FCC approval.

65. Stock Transfer Agent. Should the Reorganized Debtors elect, on or after the Effective Date, to reflect all or any portion of the ownership of Plan Securities through the facilities of DTC (and any stock transfer agent), the Reorganized Debtors shall not be required to provide any further evidence to DTC (or any stock transfer agent) other than the Plan or Confirmation Order with respect to the treatment of such applicable portion of the Plan Securities, and such Plan or Confirmation Order shall be deemed to be legal and binding obligations of the Reorganized Debtors in all respects. DTC (and any stock transfer agent) shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the Plan Securities are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding anything to the contrary in the Plan, neither DTC nor any stock transfer agent may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the Plan Securities (including the New Common Stock, Special Warrants, New Second Lien Warrants, and New Common Stock issuable upon exercise of the Special Warrants and/or New Second Lien Warrants) are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

66. Special Warrants. Each Person or Entity that receives Special Warrants pursuant to the Plan shall automatically be deemed to be a party to the Special Warrants Agreement, in accordance with its terms. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of this Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Person, the Special Warrants Agreement is approved and shall be valid and binding on the Reorganized Debtors and all holders of Special Warrants issued pursuant to the Plan.

67. New Second Lien Warrants Agreement. Each Person or Entity that receives New Second Lien Warrants pursuant to the Plan shall automatically be deemed to be a party to the New Second Lien Warrants Agreement, in accordance with its terms. Subject to, and upon the occurrence of, the Effective Date, and without further notice to any party, or further order or other approval of this Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization, or approval of any Person, the New Second Lien Warrants Agreement is approved and shall be valid and binding on the Reorganized Debtors and all holders of New Second Lien Warrants issued pursuant to the Plan.

68. Restructuring Transaction Steps Memorandum. The Restructuring Transactions shall occur pursuant to, and in the manner and order specified by, the Restructuring Transaction Steps Memorandum contained in the Plan Supplement, which may be amended or modified prior to the Effective Date. In order to implement the Restructuring Transactions, the Debtors are authorized to take the steps described in the Restructuring Transaction Steps Memorandum.

69. Exemption from Taxation. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan (including the Restructuring Transactions) or pursuant to: (i) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (ii) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment, or recording of any lease or sublease; (iv) the grant of collateral as security for any or all of the Exit Term Loan Facility or Exit Securitization Program; or (v) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan (including the Restructuring Transactions and any sales pursuant to the De Minimis Real Estate Sale Procedures), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales or use tax, or other similar tax or governmental assessment. All appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

70. Continued Corporate Existence. Subject to the Restructuring Transactions permitted by Article V.A of the Plan, after the Effective Date, the Reorganized Debtors shall continue to exist as separate legal Entities in accordance with the applicable law in the respective jurisdiction in which they are incorporated or formed and pursuant to their respective certificates or articles of incorporation and by-laws, or other applicable organizational documents, in effect immediately prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws, or other applicable organizational documents, are amended, restated, cancelled, or otherwise modified by the Plan, the Plan Supplement, or otherwise, and to the extent any such document is amended, such document is deemed amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law). Notwithstanding anything to the contrary herein, the Claims against a particular Debtor or Reorganized Debtor shall remain the obligations solely of such respective Debtor or Reorganized Debtor and shall not become obligations of any other Debtor or Reorganized Debtor solely by virtue of the Plan or the Chapter 11 Cases. The Reorganized Debtors shall be authorized to dissolve the Debtors or the Reorganized Debtors in accordance with applicable law or otherwise, in each case as contemplated by the Restructuring Transaction Steps Memorandum, including, for the avoidance of doubt, any conversion of any of the Debtors or the Reorganized Debtors pursuant to applicable law, and to the extent any such Entity is dissolved, such Entity shall be deemed dissolved pursuant to the Plan and shall require no further action or approval (other than any requisite filings required under applicable state or federal law).

71. Effectiveness of All Actions. Except as otherwise set forth in the Plan, all actions authorized to be taken pursuant to the Plan or this Confirmation Order shall be effective on, prior to or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of this Court, or further action by the respective officers, directors, members or stockholders of the Debtors or Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, members or stockholders. Additionally, prior to the Effective Date, the Debtors may take all actions as may be necessary or appropriate to effectuate transactions that are intended to be implemented prior to the Effective Date.

72. Authorization to Consummate. The Debtors are authorized to consummate the Plan at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan.

73. Approval of Consents and Authorization To Take Acts Necessary To Implement Plan. Pursuant to section 1142(b) of the Bankruptcy Code, section 303 of the Delaware General Corporation Law, and any comparable provision of the business corporation laws of any other state, the Debtors, the Reorganized Debtors and the officers and members of the boards of directors, boards of managers or similar governing bodies thereof, are authorized to and may issue, execute, deliver, file or record such contracts, securities, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of and on behalf of the Debtors or the Reorganized Debtors, whether or not such action is specifically contemplated by the Plan or this Confirmation Order (whether to occur before, on, or after the Effective Date), without the need for any approvals, authorizations or consents except for those expressly required pursuant to the Plan or the New Governance Documents, and the obligations thereunder shall constitute legal, valid, binding and authorized obligations of each of the respective parties thereto, enforceable in accordance with their terms.

74. No further approval by this Court shall be required for any action, transaction, or agreement that the management of the Debtors determines is necessary or appropriate to implement and effectuate or consummate the Plan, whether or not such action, transaction, or agreement is specifically contemplated in the Plan or this Confirmation Order (whether to occur before, on, or after the Effective Date). This Confirmation Order shall further constitute all approvals, consents, and directions required for the Reorganized Debtors to act consistent with the Plan and the laws, rules, and regulations of all states and any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any other acts and transactions referred to in or contemplated by the Plan (whether to occur before, on, or after the Effective Date).

75. Unless specifically directed by this Confirmation Order or the Plan, no further action of the Debtors or the Reorganized Debtors shall be necessary to perform any act to comply with, implement, and effectuate the Plan. The approvals and authorizations specifically set forth in this Confirmation Order are nonexclusive and are not intended to limit the authority of the Debtors or the Reorganized Debtors to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order (whether to occur before, on, or after the Effective Date), including authorizing the issuance of all consideration to be issued under the Plan, and authorizing entry into all agreements necessary to effectuate the Plan.

76. Applicable Non-Bankruptcy Law. The provisions of this Confirmation Order, the Plan, the Restructuring Documents, Plan Supplement Documents, and all related documents, and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, rule, or regulation of any state, federal, or other governmental authority.

77. Confirmation Order Supersedes. It is hereby ordered that this Confirmation Order shall supersede any Court orders issued prior to the Confirmation Date to the extent of any inconsistency with this Confirmation Order.

78. Notice of Entry of Confirmation Order. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Reorganized Debtors shall promptly after entry of this Confirmation Order file notice of entry of this Confirmation Order in substantially the form annexed hereto as Exhibit A (the “Notice of Confirmation”), and shall cause the Notice of Confirmation to be served on the parties on whom the Combined Notice was served within ten (10) Business Days after the date of entry of this Confirmation Order or as soon as reasonably practicable thereafter. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Confirmation substantially in the form annexed hereto as Exhibit A is approved.

79. Notice of Effective Date. Pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), the Reorganized Debtors shall promptly after the occurrence of the Effective Date file notice of the Effective Date in substantially the form annexed hereto as Exhibit B (the “Notice of Effective Date”), and shall cause the Notice of Effective Date to be served on the parties on whom the Combined Notice was served within ten (10) Business Days after the Effective Date or as soon as reasonably practicable thereafter. Such notice is adequate under the particular circumstances and no other or further notice is necessary. The form of Notice of Effective Date substantially in the form annexed hereto as Exhibit B is approved.

80. Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101(2) and 1127(b) of the Bankruptcy Code.

81. Failure To Consummate Plan. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan. If the Debtors revoke or withdraw the Plan, or if the Effective Date does not occur, with respect to one or more of the Debtors, then with respect to such applicable Debtor or Debtors: (i) the Plan will be null and void in all respects; (ii) any settlement or compromise embodied in the Plan, assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (iii) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Equity Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

82. Modification of Plan. Without need for further order or authorization of this Court, the Debtors or the Reorganized Debtors, as applicable, subject to the consents required by the Plan and the Restructuring Support Agreement (including the exhibits thereto), are authorized and empowered to make any and all modifications to any and all documents included as part of the Plan Supplement, and any other documents that are necessary to effectuate the Plan. The Debtors or the Reorganized Debtors, as applicable, may, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code or to remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan. A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.

83. DIP Orders. For the avoidance of doubt, from entry of the Confirmation Order through the Effective Date, the Debtors shall continue to comply with all reporting, information, and budget obligations as set forth in the DIP Orders and in accordance with the terms of the DIP Orders.

84. References to Plan Provisions. The failure to include or reference any particular provision of the Plan or Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be confirmed in its entirety and such provisions shall have the same binding effect, enforceability, and legality as every other provision of the Plan. Each term and provision of the Plan, as it may have been altered or interpreted by this Court, is valid and enforceable pursuant to its terms.

85. Broward County, Florida Tax Liens. Notwithstanding any other language in this Confirmation Order, any valid, perfected, non-avoidable, and enforceable statutory pre-petition or post-petition tax lien held by Broward County, Florida shall be retained and remain unaltered in accordance with applicable non-bankruptcy law.

86. SAG-AFTRA Collective Bargaining Agreements. Notwithstanding anything otherwise contained herein or in the Plan, the Debtors or Reorganized Debtors, as applicable, shall assume the collective bargaining agreements (“CBAs”) with the Screen Actors Guild-American Federation of Television and Radio Artists (“SAG-AFTRA”) and its affiliated local unions that constitute Executory Contracts pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The cure amounts, if any, related to the assumption of the CBAs shall be satisfied by payment by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course, of all obligations arising under the CBAs, including but not limited to grievances, grievance and other settlements, arbitration awards, and contributions to the SAG-AFTRA Health Plan and the AFTRA Retirement Fund, in each case to the extent such obligations are due, owing, valid and payable in accordance with the terms of the CBAs; provided however, that that all of the Debtors’ and the Reorganized Debtors’ rights, remedies, defenses, privileges, claims, and counterclaims with respect to the CBAs and the claims or obligations that may arise thereunder, are expressly preserved. As a result, no proof of Claim, request for administrative expense, or Cure Claim need be Filed with respect to such cure amounts, if any.

87. Compliance with FCC Rules, Regulations, and Orders. No provision in the Plan or this Confirmation Order relieves the Debtors or the Reorganized Debtors from any obligation to comply with the Communications Act of 1934, as amended, and the rules, regulations and orders promulgated under such statutes by the FCC. No transfer of any FCC license or authorization held by the Debtors or transfer of control of an FCC licensee controlled by the Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations. The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

88. SoundExchange Inc. Audit Rights. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, the Debtors or Reorganized Debtors shall pay all amounts due and owing SoundExchange Inc. (“SoundExchange”) in the ordinary course of business and pursuant to 37 C.F.R. §§ 380.2 and 380.10. Nothing in the Plan or this Confirmation Order shall affect, modify, diminish, enhance, release or impair the auditing payments and distribution rights, defenses, and obligations of SoundExchange, the Debtors, the Reorganized Debtors or any third party as set forth in 74 Fed. Reg. 9293, 9301 (Mar. 3, 2009), 37 C.F.R. §§ 380.6 and 380.15 (2015), 37 C.F.R § 380.6 (2017), and 37 C.F.R. § 380.6 (2022), as applicable, with respect to audits relating to the Debtors or Reorganized Debtors (the “Audit Claims”) for the period beginning on or after January 1, 2015 (the “Audit Years”) and the Audit Claims against the Debtors or Reorganized Debtors for audits of the Audit Years shall not be discharged, impaired, released or affected in any way by the release, injunction or discharge provisions set forth in the Plan or this Confirmation Order, and all such Audit Claims are expressly preserved.

89. Texas Taxing Authorities. The Texas Taxing Authorities5 assert that they are Holders of Claims for ad valorem taxes for tax year 2024 (the “Texas Taxing Authority Claims”). Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Debtors or Reorganized Debtors shall pay the Texas Taxing Authority Claims in the ordinary course of business on the later of (a) prior to the date the Texas Taxing Authority Claims become due pursuant to the Texas Tax Code (subject to any applicable extensions, grace periods, or similar rights under the Texas Tax Code) and (b) the Effective Date (or as soon as reasonably practicable thereafter). To the extent the Texas Tax Code provides for interest and/or penalties with respect to any portion of the Texas Tax Authority Claims, nothing in the Plan or this Confirmation Order prevents the inclusion of such interest and/or penalties in the Texas Taxing Authority Claims, and the Debtors’ and Reorganized Debtors’ defenses and rights to object to such Claims or to the inclusion of such interest or penalties in such Claims on any grounds are fully reserved and preserved. The Texas Taxing Authorities shall retain the liens (if any) that secure any Allowed Texas Taxing Authority Claims, in their pre-petition priority (to the extent the Texas Taxing Authorities’ liens are valid, senior, perfected, binding, enforceable and non-avoidable), until the taxes due under this Confirmation Order are fully paid. The claims and liens of the Texas Taxing Authorities shall remain subject to any objections any party would otherwise be entitled to raise as to the priority, validity, extent, or amount of such claims and liens. In the event the Reorganized

[5]

Texas Taxing Authorities is defined as all ad valorem taxing jurisdictions represented by the firms of Linebarger Goggan Blair and Sampson, LLP and Perdue Brandon Fielder Collins and Mott LLP, including but not limited to Dallas County, Ellis County, Fort Bend County, City of Houston, City of Pasadena, Harris County Emergency Service District #01, Harris County Emergency Service District #17, Houston Community College System, Houston Independent School District, Lone Star College System, City of Garland, Garland Independent School District, Fort Bend Independent School District, and Pasadena Independent School District.

Debtors sell, convey, or transfer any property which is the collateral of the Texas Taxing Authorities, the Reorganized Debtors shall remit such sales proceeds first to the Texas Taxing Authorities to be applied to the Texas Taxing Authorities’ tax debt incident to any such property sold, conveyed or transferred and such proceeds shall be disbursed by the closing agent at the time of closing prior to any disbursement of the sale proceeds to any other person or entity. The Texas Taxing Authorities’ lien priority shall not be primed or subordinated by any Exit Financing approved by the Court in conjunction with the Confirmation of this Plan or otherwise to the extent the Texas Taxing Authorities’ liens arose in the ordinary course of business pursuant to applicable nonbankruptcy law, are valid, senior, properly-perfected, binding, enforceable and non-avoidable and are granted priority over a prior perfected security interest or lien under applicable non-bankruptcy law, and all parties’ rights to challenge or dispute the foregoing are preserved. The Texas Taxing Authorities may amend their claims after the Effective Date to reflect the certified tax amounts for tax year 2024 without having to receive prior authorization to do so. The Debtors’ and Reorganized Debtors’ rights and defenses, if any, under Texas state law and the Bankruptcy Code with respect to this provision of the Confirmation Order, including their right to dispute or object to the Texas Tax Authorities Claims and liens, are fully preserved.

90. No Cure Claims or Objections. Parties to Executory Contracts and Unexpired Leases assumed by the Debtors pursuant to the Plan shall not be required to File a proof of Claim or objection in order to assert or preserve any Cure Claim. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, all Cure Claims shall be Unimpaired by the Plan and this Confirmation Order and all Cure Claims outstanding as of the Effective Date shall remain continuing obligations of the Reorganized Debtors following the Effective Date.

91. Leasehold Interests. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, the Liens granted in connection with the Exit Term Loan Facility shall not encumber (a) leasehold interests of non-residential real property that prohibit or restrict the granting of such Liens in the applicable Unexpired Lease or any storage agreement related to such an Unexpired Lease except as permitted pursuant to applicable non-bankruptcy law (but shall include the proceeds of the sale or disposition of such Unexpired Leases) and (b) any security deposits, letters of credit, and/or proceeds of any letter of credit (in possession of the landlord) or the Debtors’ or the Reorganized Debtors’, as applicable, interests, if any, in prepaid rent, unless Liens on such security deposits, letters of credit, proceeds of any letter of credit, and/or prepaid rent are expressly permitted pursuant to the underlying lease documents; provided that the Liens granted in connection with the Exit Term Loan Facility shall extend to any interests of the Debtors, if any, in such security deposits, letters of credit, proceeds of a letter of credit, and/or prepaid rent upon reversion thereof to the Debtors or the Reorganized Debtors, if applicable, if at all. Further, notwithstanding anything to the contrary herein, the rights of the Secured Parties (as defined in the Exit Term Loan Facility Credit Agreement) under any of the Exit Term Loan Facility Credit Documents to use or occupy any premises subject to a lease of nonresidential real property shall be limited to (i) any such rights agreed to in writing by the applicable landlord, (ii) any rights of the Secured Parties that are valid and enforceable under applicable non-bankruptcy law, if any, or (iii) further order of any court with applicable jurisdiction following notice and a hearing appropriate under the circumstances.

92. Setoff and Recoupment. Notwithstanding anything to the contrary herein, nothing in the Plan or this Confirmation Order shall modify the rights, if any, of any counterparty to an assumed Executory Contract or Unexpired Lease to assert any right of setoff or recoupment that such party may have under applicable law, including, but not limited to, the (i) ability, if any, of such parties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Lease(s) with the Debtors, or any successors to the Debtors, (ii) assertion of rights of setoff or recoupment, if any, in connection with Claims reconciliation, or (iii) assertion of setoff or recoupment as a defense, if any, to any Claim or Cause of Action by the Debtors, the Reorganized Debtors, or any successors of the Debtors. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall modify, impair, or amend any counterparty to an assumed Executory Contract or Unexpired Lease’s rights to draw on any letter of credit and/or hold, retain, apply, setoff, or recoup any letter of credit proceeds held by such counterparty at any time in accordance with the terms of the applicable Executory Contract or Unexpired Lease and applicable law.

93. Lease Obligations. Notwithstanding anything in the Plan or this Confirmation Order to the contrary, upon assumption of an Unexpired Lease or any related storage agreement, the Debtors or the Reorganized Debtors, as applicable, shall be obligated to pay or perform, unless waived or otherwise modified by any amendment to such Unexpired Lease or related storage agreement mutually agreed to by the applicable landlord and Debtor(s), any and all obligations arising under such Unexpired Lease or related storage agreement, including, but not limited to, any accrued, but unbilled and not yet due to be paid or performed, obligations as of the Effective Date, including, but not limited to, to the extent required under such Unexpired Lease, common area maintenance charges, taxes, year-end adjustments, indemnity obligations, and repair and maintenance obligations, under the Unexpired Lease, when such obligations become due in the ordinary course.

94. Debtors’ Bank Accounts. Notwithstanding anything to the contrary in the Final Order (I) Authorizing the Debtors to Continue to (A) Operate Their Cash Management System, (B) Use Existing Checks and Business Forms, and (C) Honor Intercompany Arrangements, and (II) Granting Related Relief [Docket No. 194] (the “Final Cash Management Order”), to the extent any of the bank accounts held by a Debtor are not in compliance with section 345(b) of the Bankruptcy Code, the Debtors shall have until August 19, 2024, without prejudice to seeking an additional extension, to come into compliance with section 345(b) of the Bankruptcy Code; provided that such time period may be extended by agreement of the Debtors and the United States Trustee without further order or approval of this Court; provided, further, that nothing in this Confirmation Order or the Final Cash Management Order shall prevent the Debtors or the United States Trustee from seeking further relief from this Court to the extent that an agreement cannot be reached.

95. Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with this Court or the United States Trustee (except for quarterly reports or any other post-confirmation reporting obligation to the United States Trustee) is hereby waived.

96. Waiver of Section 341 Meeting. Any requirement under section 341(e) for the United States Trustee to convene a meeting of creditors or equity holders is waived as of the Confirmation Date.

97. Further Assurances. From and after entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or this Confirmation Order.

98. Conflicts Between Confirmation Order and Plan. The provisions of the Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence.

99. Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified except as provided for in the Plan or this Confirmation Order; and (c) nonseverable and mutually dependent. The provisions of this Confirmation Order and the provisions of the Plan are hereby deemed mutually nonseverable and mutually dependent.

100. Final Order. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof. Notwithstanding Bankruptcy Rules 7062 or 3020(e), this Confirmation Order shall be effective and enforceable immediately upon its entry.

101. Integration of Plan and Confirmation Order Provisions. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are integrated with each other and are nonseverable and mutually dependent.

102. Effectiveness of Order. This Confirmation Order is and shall be deemed to be a separate order with respect to each Debtor for all purposes.

103. Retention of Jurisdiction. To the fullest extent permitted by applicable law, and notwithstanding the entry of this Confirmation Order and the occurrence of the Effective Date, on and after the Effective Date, this Court shall retain exclusive jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters arising out of or related to the Chapter 11 Cases, the Debtors and the Plan as legally permissible, pursuant to sections 105(a) and 1142 of the Bankruptcy Code.

104. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan and any amendments or modifications thereto.

Signed: February 20, 2024	/s/ Christopher M. Lopez
Houston, Texas	CHRISTOPHER M. LOPEZ
UNITED STATES BANKRUPTCY JUDGE

EXHIBIT A

Notice of Confirmation

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
AUDACY, INC., et al.,	§ §	Case No. 24-90004 (CML)
	§	(Jointly Administered)
Debtors.[1]	§

§

NOTICE OF ENTRY OF ORDER APPROVING

DEBTORS’ DISCLOSURE STATEMENT AND CONFIRMING

DEBTORS’ JOINT PREPACKAGED PLAN OF REORGANIZATION

TO CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [   ], 2024, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order Approving Debtors’ Disclosure Statement and Confirming Debtors’ Joint Prepackaged Plan of Reorganization (the “Confirmation Order”). Among other things, the Confirmation Order confirmed the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated January 4, 2024 (as amended, modified, or supplemented from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing Audacy, Inc. and its Affiliate Debtors (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order may be examined by any party in interest during normal business hours at the Clerk of the United States Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas 77002. You may also obtain copies of the Confirmation Order or of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.deb.uscourts.gov or free of charge on the Case Website of the Debtors’ claims, balloting, and noticing agent, Epiq Corporate Restructuring LLC, at https://dm.epiq11.com/Audacy.

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Audacy (the “Case Website”). The location of the Debtors’ corporate headquarters and service address for purposes of these chapter 11 cases is: 2400 Market Street, 4th Fl, Philadelphia, PA 19103.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

1

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or Equity Interest, and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder voted to accept the Plan.

[The remainder of this page is intentionally left blank]

2

Dated: [   ], 2024 BY ORDER OF THE COURT

Houston, Texas

Respectfully submitted,

/s/ John F. Higgins

John F. Higgins (TX Bar No. 09597500)

M. Shane Johnson (TX Bar No. 24083263)

Megan Young-John (TX Bar No. 24088700)

PORTER HEDGES LLP

1000 Main St., 36th Floor

Houston, Texas 77002

Tel: 713-226-6000

Email: jhiggins@porterhedges.com

    sjohnson@porterhedges.com

    myoung-john@porterhedges.com

– and –

George A. Davis (NY Bar No. 2401214)

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, New York 10020

Tel: 212-906-1200

Email: george.davis@lw.com

– and –

Caroline Reckler (IL Bar No. 6275746)

Joseph C. Celentino (NY Bar No. 5508809)[1]

LATHAM & WATKINS LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Tel: 312-876-7700

Email: caroline.reckler@lw.com

    joe.celentino@lw.com

– and –

Jeffrey T. Mispagel (NY Bar No. 4842779)

Deniz A. Irgi (admitted pro hac vice)

LATHAM & WATKINS LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Tel: 213-485-1234

Email: jeffrey.mispagel@lw.com

    deniz.irgi@lw.com

Proposed Counsel to the Debtors and Debtors in Possession

[1]	Not admitted to practice in Illinois. Admitted to practice in New York.

1

EXHIBIT B

Notice of Effective Date

IN THE UNITED STATES BANKRUPTCY COURT FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

§
In re:	§	Chapter 11
§
AUDACY, INC., et al.,	§ §	Case No. 24-90004 (CML)
	§	(Jointly Administered)
Debtors.[1]	§
§

NOTICE OF: (A) EFFECTIVE DATE AND (B) DEADLINE

FOR PROFESSIONALS TO FILE FINAL FEE APPLICATIONS

TO CREDITORS, EQUITY INTEREST HOLDERS AND OTHER PARTIES IN INTEREST:

PLEASE TAKE NOTICE that on [   ], 2024, the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) entered the Order Approving Debtors’ Disclosure Statement and Confirming Debtors’ Joint Prepackaged Plan of Reorganization (the “Confirmation Order”). Among other things, the Confirmation Order confirmed the Joint Prepackaged Plan of Reorganization for Audacy, Inc. and Its Affiliate Debtors Under Chapter 11 of the Bankruptcy Code, dated January 4, 2024 (as amended, modified, or supplemented from time to time, the “Plan”)2 as satisfying the requirements of the Bankruptcy Code, thereby authorizing Audacy, Inc. and its Affiliate Debtors (collectively, the “Debtors”) to implement the Plan on the Effective Date.

PLEASE TAKE FURTHER NOTICE that on [   ], 2024, the Effective Date under the Plan occurred.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order may be examined by any party in interest during normal business hours at the Clerk of the United States Bankruptcy Court for the Southern District of Texas, 515 Rusk Street, Houston, Texas 77002. You may also obtain copies of the Confirmation Order or of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.deb.uscourts.gov or free of charge on the Case Website of the Debtors’ claims, balloting, and noticing agent, Epiq Corporate Restructuring LLC, at https://dm.epiq11.com/Audacy.

[1]

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Audacy (the “Case Website”). The location of the Debtors’ corporate headquarters and service address for purposes of these chapter 11 cases is: 2400 Market Street, 4th Fl, Philadelphia, PA 19103.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan or the Confirmation Order, as applicable.

1

PLEASE TAKE FURTHER NOTICE that all final requests for payment of Professional Fee Claims, including Professional Fee Claims incurred during the period from the Petition Date through the Effective Date, must be filed with the Court and served on the Reorganized Debtors no later than [   ], 2024, which is the date that is 45 days after the Effective Date.

PLEASE TAKE FURTHER NOTICE that if the Debtors’ rejection of an Executory Contract or Unexpired Lease pursuant to the Plan gives rise to a Claim against the Debtors by the non-Debtor party or parties to such contract or lease, such Claims shall be forever barred and shall not be enforceable against the Debtors, their respective Estates, or the Reorganized Debtors unless a proof of Claim is filed with the Court and served upon the Debtors or the Reorganized Debtors, and their respective counsel, no later than 21 calendar days after service of an of an order of the Bankruptcy Court (which may be the Confirmation Order) approving such rejection.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim or Equity Interest, and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder voted to accept the Plan.

[The remainder of this page is intentionally left blank]

2

Dated: [   ], 2024 BY ORDER OF THE COURT

Houston, Texas

Respectfully submitted,

/s/ John F. Higgins

John F. Higgins (TX Bar No. 09597500)

M. Shane Johnson (TX Bar No. 24083263)

Megan Young-John (TX Bar No. 24088700)

PORTER HEDGES LLP

1000 Main St., 36th Floor

Houston, Texas 77002

Tel: 713-226-6000

Email: jhiggins@porterhedges.com

    sjohnson@porterhedges.com

    myoung-john@porterhedges.com

– and –

George A. Davis (NY Bar No. 2401214)

LATHAM & WATKINS LLP

1271 Avenue of the Americas

New York, New York 10020

Tel: 212-906-1200

Email: george.davis@lw.com

– and –

Caroline Reckler (IL Bar No. 6275746)

Joseph C. Celentino (NY Bar No. 5508809)[3]

LATHAM & WATKINS LLP

330 North Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Tel: 312-876-7700

Email: caroline.reckler@lw.com

    joe.celentino@lw.com

– and –

Jeffrey T. Mispagel (NY Bar No. 4842779)

Deniz A. Irgi (admitted pro hac vice)

LATHAM & WATKINS LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Tel: 213-485-1234

Email: jeffrey.mispagel@lw.com

    deniz.irgi@lw.com

Proposed Counsel to the Debtors and Debtors in Possession

[3]	Not admitted to practice in Illinois. Admitted to practice in New York.

3